Valuation of
American Wagering, Inc.

In the Matter of:

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEVADA

In re:
AMERICAN WAGERING, INC.,                 Case No.
a Nevada Corporation                   03-52529-GWZ
                                    Debtor

                                                                                                                                               Chapter 11
                                                                                                                                               (Jointly Administered)
In re:
LEROY’S HORSE AND SPORTS PLACE,
a Nevada Corporation                   Case No.
                                     Debtor                                                                                                03-52530-GWZ

December 2, 2004

F T I

   F T I                                                                                                   FTI CONSULTING, INC.
                                                                                                                                                                                                                                                               Two North Central Avenue
                                                                                                                                                                                                                                                               Suite 1200
                                                                                                                                                                                                                                                               Phoenix, Arizona 85004-2322

                                                                                                                                                                                                                                                               602.744.7100 Telephone
                                                                                                                                                                                                                                                               602.744.7110 Fax

December 2, 2004

Thomas H. Fell, Esq.
Gordon & Silver, LTD.
3960 Howard Hughes Parkway, 9th Floor
Las Vegas, NV 89109

Re:  American Wagering, Inc. Bankruptcy

Dear Mr. Fell:

At your request, FTI Consulting, Inc. (“FTI”) has reviewed the documents provided by American Wagering, Inc. (“AWI”) as they relate to the above noted matter.

In accordance with the terms of our engagement, this report is provided solely for the use of you and your Client in connection with the above named matter. This report is not to be used with, circulated, quoted or otherwise referred to in whole or in part for any other purpose, or in connection with a registration statement or any other document without our express written consent.

Our report is based on information and records provided to us by AWI. We have not independently verified this information or validated these records.

Neither FTI nor its employees have any financial interest in AWI or any of its related companies. Our compensation is not contingent upon the reporting of a predetermined result that favors the cause of the client, the attainment of a stipulated result, or the occurrence of a subsequent event.

Our procedures were limited to those described in the report. Information that we may receive subsequent to the date of this report may affect this analysis, and we reserve the right to modify our opinion, if necessary.

Should you have any questions regarding this analysis, please do not hesitate to contact me at 602-744-7155.

Very truly yours,

/s/ Edward M. McDonough
Edward M. McDonough
Senior Managing Director
FTI Consulting, Inc.

TABLE OF CONTENTS

EXECUTIVE SUMMARY                                                                                                                                              1

BACKGROUND                                                                                                                                                              2

     HISTORY                                                                                                                                                                     2
     LEROY'S HORSE AND SPORTS PLACE                                                                                                                  2
     COMPUTERIZED BOOKMAKING SYSTEMS                                                                                                         3
     NEW BUSINESS SEGMENTS                                                                                                                                    3
     FINANCIAL PERFORMANCE                                                                                                                                   4

VALUATION                                                                                                                                                                    8

     BUSINESS VALUE-VALUATION METHODOLOGIES                                                                                            8
           Asset-based Approach                                                                                                                                             8
           Market Approach                                                                                                                                                    8
           Income Approach                                                                                                                                                    9
           Discounts and Premiums                                                                                                                                       10
          Control Premium                                                                                                                                                    10

     DETERMINING THE ESTIMATED VALUE OF AWI                                                                                               11
           Market Approach-Merger and Acquistion Method                                                                                                11
           Market Approach-Market Capitalization Method                                                                                                 12
           Income Approach-Discounted Cash Flows                                                                                                            12

SUMMARY                                                                                                                                                                     14

EXHIBITS

Resume and List of Testimony of Edward M. McDonough                                                   Exhibit 1
Documents Reviewed                                                    Exhibit 2
Fair Market Value - Business Enterprise                        Exhibit 3
Guideline Merged & Acquired Company Method - Summary                                              Exhibit 4
Guideline Merged & Acquired Company Method - Detail                         Exhibit 5
Discounted Cash Flow Method                                                       Exhibit 6A, 6B and 6C
Projected Income Statements                                                                                                                Exhibit 7
Present Value Discount Rate                                                                                                                 Exhibit 8
Market Capitalization Method                     Exhibit 9
Net Operating Losses (NOL’s)                   Exhibit 10
Financial Projection Assumptions                                                                                                           Exhibit 11
Leroy’s Sports and Horse Place Locations                    Exhibit 12

EXECUTIVE SUMMARY

American Wagering, Inc. (“AWI” or the “Company”) was formed in August 1995 as a holding company for Leroy’s Horse & Sports Place (“Leroy’s”). AWI’s revenues are derived from Leroy’s and its other primary operating subsidiary, Computerized Bookmaking Systems, Inc. (“CBS”). Leroy’s operates sports wagering facilities in 55 casinos throughout the State of Nevada. CBS designs, installs and maintains computerized sports wagering systems and software which are used in many casinos throughout Nevada where Leroy’s does not operate. AWI and Leroy’s filed respective petitions for relief under Chapter 11 of the United States Bankruptcy Code on July 25, 2003 in the United States Bankruptcy Court for the District of Nevada, Northern Division in Reno, Nevada.

FTI Consulting in accordance with its employment application valued AWI on a business enterprise basis as of December 1, 2004. We utilized three valuation methodologies for our analysis:

     1)     Market Approach - Guideline Merged and Acquired Companies
     2)     Income Approach - Discounted Cash Flow Method
     3)     Market Approach - Market Capitalization Method

In addition to the value derived from the methodologies above, our business value includes the present value of future benefits from available net operating loss carry forwards. Based on the respective weightings of the three methodologies, AWI’s estimated business enterprise value is $14.2 million as summarized below:

          American Wagering, Inc.

          Estimation of Business Enterprise Value:

                                                                                                                                                  Weight               Value (%000)
          Guideline Merged & Acquired Company Method                                                                 20%                  13,700
           Discounted Cash Flow Method                                                                                           55%                  14,200
           Market Capitalization Method                                                                                             25%                  10,600

           Fair Market Value of Business Enterprise (Marketable, Control)                                                                                               13,200

                            Plus:  Present Value of Net Operating Loss Carryforwards                                                                                         1,000

           Fair Market Value of Business Enterprise (Marketable, Control), NOL Adjusted                                                                       14,200

After calculating the business value for AWI as shown above, the value was adjusted for certain liabilities and preferred stock to determine an implied common equity value of approximately $9.6 million.

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BACKGROUND

History
AWI was formed in August 1995 as the holding company for Leroy’s Horse and Sports Place. In October of 1996, AWI acquired 100% of the capital stock of Autotote CBS, Inc. along with certain software and licensing rights. Autotote CBS, Inc. was renamed Computerized Bookmaking System’s Inc. subsequent to the purchase.

As a result of litigation judgments, AWI, AWI and Leroy’s filed respective petitions for relief under Chapter 11 of the United States Bankruptcy Code on July 25, 2003 in the United States Bankruptcy Court for the District of Nevada, Northern Division in Reno, Nevada. Leroy’s and CBS are AWI’s two primary operating subsidiaries and currently account for almost all of AWI’s consolidated revenue. Approximately 1% of revenues are generated through American Wagering Machinery, Inc. (AWMI), which operates nine self- service wagering kiosks.

AWI’s common stock is traded on the NASD Over-The-Counter Bulletin Board under the ticker symbol BETMQ.OB.

Leroy’s Horse and Sports Place
Incorporated in Nevada in 1977, Leroy’s currently operates a statewide network of sports and race wagering facilities in 55 casinos throughout Nevada. Three operations were closed during the last year, while eight new operations were opened. Leroy’s has also received licenses for five additional locations, which are expected to open by the end of FY 2005. More operations are slated to open in the upcoming year, including three pari-mutual race operations at existing locations and four sports and race wagering operations at new casino locations. Applications for these locations have been submitted to the State Gaming Control Board. Although there is no certainty, AWI was told by the Investigations Divisions that its applications will go in front of the State Gaming Control Board and the Nevada Gaming Commission in time to open these locations in February 2005. A list of Leroy’s locations is attached as Exhibit 12.

Leroy’s sports and race wagering operations are linked and serviced through a central computer system located at AWI’s Las Vegas, Nevada headquarters.

Wagering on sporting events is legal in the State of Nevada and several foreign countries. Leroy’s operations are all located in the State of Nevada. As of 2003, there were approximately 155 sports books in Nevada. Leroy’s business is primarily concentrated in the Las Vegas Valley and surrounding areas, while other facilities are located in Reno, Mesquite, Laughlin, Jean and other cities. Wagering on sporting events has experienced tremendous growth in Nevada. Since 1980, sports wagering revenues have increased on 9.6% annually, from approximately $290 million to approximately $2.4 billion in 2003. The number of sports wagering venues has increased from 24 to 155 over the same time period.

Most casinos offer sports wagering to their patrons, however, many casinos themselves do not want to bear the risk of operating an “in-house” sports wagering operation. Leroy’s operates the sports wagering facility within a casino allowing the casino operator to offer sports wagering to its customers while shifting the risk and overhead burden of the operation to Leroy’s.

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By operating numerous facilities and the resulting combined volume, Leroy’s is able to mitigate the risk involved in its operations. To further mitigate risk, Leroy’s also has lower maximum betting limits than many of its competitors in order to limit wagering by sophisticated customers who often place larger bets.

Professional and college football comprise the largest component of Leroy’s revenue accounting for approximately 38% of the amount wagered at Leroy’s facilities. College and professional basketball comprise 29% of Leroy’s revenue, while professional baseball contributes approximately 26%. Hockey, boxing and certain major race events (the Triple Crown races and the Breeder’s Cup) comprise the majority of the remainder of Leroy’s revenues. Leroy’s offers pari-mutuel wagering on events at racetracks throughout the country at two of its locations: 1) the Sahara Hotel and Casino and 2) the Silverton Hotel and Gambling Hall.

Leroy’s revenues are seasonal in nature. Approximately 55% of Leroy’s revenues arise during the months of September through January.

Leroy’s gaming operations are subject to the Nevada Gaming Control Act and its regulations. Leroy’s gaming operations are also subject to regulatory control of the Nevada Gaming Commission, the State Gaming Control Board, the Clark County Liquor Gaming Licensing Board, the City of Las Vegas and other local jurisdictions.

Computerized Bookmaking Systems
Acquired by AWI in 1996, CBS designs, manufactures and installs computerized terminals and related software for the sports wagering industry. CBS also provides maintenance and support for the software and equipment. CBS is a leading provider of sports wagering computer hardware systems, software and related services in the State of Nevada. CBS provides wagering systems and/or services to the majority of sports wagering operations not operated by Leroy’s.

CBS’s revenues consist of the sales of wagering systems and software and revenue from related maintenance contracts. Casinos and other sports wagering facilities typically enter into an agreement for system repair and maintenance and software support at the time of the purchase of the computerized wagering system. Equipment sales have ranged from 27% to 36% (average of 31.9%) of CBS’s total revenues over the previous four years with maintenance and related revenues constituting the balance of CBS’s revenue.

New Business Segments
In additional to its Leroy’s and CBS operations, AWI plans to launch two new business segments in fiscal year 2005. The Company recently started Ocean Sports, Inc. to open sports betting operations on Carnival Cruise Line ships. Over a six-month trial period, sports betting operations will be located on three Carnival Cruise Line ships. Management informs that one of the operations is already up and running, while the other two operations are being added by December 2004. The Company has also recently incorporated Contest Sports Systems (CSS) to market non-gaming, contest-oriented kiosks, beginning in fiscal year 2005.

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The Company also operates nine self-service gaming kiosks through AWMI. Management anticipates minimal future cash flows from the operation of AWMI, and therefore, AWMI is excluded from our valuation of AWI.

Financial Performance
After a small increase in sales in 2002, AWI’s revenues declined by 3.7% and 5.8% in 2003 and 2004, respectively due mostly to non-recurring computer system and equipment sales. Operating costs decreased by 3.9% in fiscal year 2004. In the same period, as a percentage of revenues operating costs increased from 93.1% to 95.0%, primarily due to increases in employee related expenses and costs related to the opening of five new wagering locations. In fiscal year 2004 and for the eight-month period ending September 30, 2004, net income has been significantly impacted by litigation judgments against the Company and the costs associated with filing for bankruptcy. Litigation judgment payments totaled $800,465 and $297,544, respectively in fiscal year 2004 and in the eight-month period ending September 30, 2004. Reorganization costs totaled $214,935 in fiscal year 2004 and $9,750 in the eight-month period ending September 30, 2004.

AWI discontinued its keno operations in July 2002 and sold its subsidiary Mega$ports (ACT) in June of 2002. The financial results of these operations are shown in the discontinued operations line item in the table below.

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American Wagering, Inc.

Year Ending January 31 8 months
2001 2002 2003 2004 09/30/04

Revenues
Wagering	$7,717,047	$6,723,654	$6,711,181	$6,839,529
Systems	4,019,394	5,113,914	4,708,046	4,052,417
Discontinued Operations	265,948	168,841	142,858
Total	$12,002,389	$12,006,409	$11,562,085	$10,891,946	$7,106,645

Depreciation	852,337	563,675	412,889	388,870	247,269
Other Operating Costs	11,360,929	9,508,031	10,352,782	9,951,595	6,915,706
Total Operating Costs	$12,213,266	$10,071,706	$10,765,671	$10,340,465	$7,162,975

Operating Income	$(210,877)	$1,934,703	$796,414	$551,481	$(56,330)

Other Income (Expense)
Interest Income	$60,683	$66,015	$44,747	$21,622	$10,033
Interest Expense	(178,817)	(161,087)	(156,365)	(146,968)	(88,727)
Reorganization Expense				(214,935)	(9,750)
Litigation Judgments	981,856	(3,026)	(273,145)	(800,465)	(297,544)
Other, net	(17,877)	41,013	51,430	101,546	5,445
Total Other	$845,845	$(57,085)	$(333,333)	$(1,039,200)	$(380,543)

Income Tax Expenses (Benefit)		(264,815)	(168,481)
Income From Continuing Operations	634,968	2,142,433	631,562	(487,719)	(436,873)
Discontinued Operations	(170,939)	(1,227,779)	(207,998)
Net Income	$464,029	$914,654	$423,564	$(487,719)	$(436,873)

Adjusted EBIT [1]	$(228,754)	$2,240,531	$1,016,325	$653,027	$(50,885)

Adjusted EBITDA [2]	$623,583	$2,804,206	$1,429,214	$1,041,897	$196,384

[1] Adds back interest, taxes, reorganization expense, litigation judgments and discontinued operations

[2] Adds back interest, taxes, depreciation and amortization, reorganization expense, litigation judgments and discontinued operations.

AWI’s current assets grew by 10.0% in 2003 (over 2002) and 18.2% in 2004 (over 2003). The increase in current assets was driven by operating cash flow and the increase in deferred tax assets. However, in the last eight-months, current assets declined by 16.3% primarily due to a reduction in cash and inventories. Other assets, including property and equipment and goodwill increased since fiscal year 2003. This change is attributable to an increase in property and equipment of $318,804, goodwill associated with the acquisition of CBS in the amount of $103,725 and a $300,000 court bond related to the Racusin lawsuit.

AWI’s current liabilities, including liabilities subject to compromise, have increased significantly (39.0% in 2003 and 40.8% in 2004) due to substantial litigation judgments against the Company as shown in the line item below- litigation payable. In the eight-month period ending September 30, 2004 current liabilities saw a 3.4% decline. AWI and Leroy’s filed for Chapter 11 Bankruptcy protection in July 2003 hence the reclassification of certain liabilities as liabilities subject to compromise (of which litigation payable accounts for 74.8% of the amount) as of September 30, 2004. Shareholder’s equity decreased by 24.6% in 2004 (over 2003) and 28.1% during the eight-month period ending September 30, 2004. The decline in shareholder’s equity over the last twenty months is attributable to payments and increased liabilities due to litigation judgments.

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American Wagering, Inc.

Year Ending January 31 8 months
2001 2002 2003 2004 09/30/04

Current Assets
Cash	$ 2,200,759	$ 3,618,049	$ 4,329,654	$ 4,113,196	$ 2,864,447
Restricted Deposits [1]	236,416	306,264	176,837	1,060,869	1,178,014
Accounts Receivable (Net)	583,193	657,422	542,493	294,538	168,721
Imagineering Loan Receivable					320,000
Inventories	405,340	450,590	424,482	957,174	666,905
Deferred Tax Asset (Net)		272,000	440,481	440,481	440,481
Other Current Assets	279,904	234,880	177,175	336,491	388,225
Total Current Assets	$ 3,705,612	$ 5,539,205	$ 6,091,122	$ 7,202,749	$ 6,026,793

Property and Equipment, Net	3,613,678	3,280,757	3,113,766	3,255,629	3,432,570
Goodwill				103,725	103,725
Court Bond for Racusin Case					300,000
Other Intangibles					840
Other Assets	1,064,001	701,855	296,356	337,816	224,590
Total Assets	$ 8,383,291	$ 9,521,817	$ 9,501,244	$ 10,899,919	$ 10,088,518

Current Liabilities
Current Portion of L/T Debt	$ 67,925	$ 90,585	$ 114,669	$ 131,834	$ 76,997
Accounts Payable	401,729	263,565	248,957	448,331	668,208
Accrued Expenses	1,047,851	724,054	814,332	504,306	517,913
Unpaid Winning Tickets	910,207	1,109,674	953,868	687,073	693,006
Customer Deposits & Other	664,612	784,061	593,549	1,621,956	1,018,754
Litigation Payable		521,167	2,185,405		-
Total Current Liabilities	$ 3,092,324	$ 3,493,106	$ 4,910,780	$ 3,393,500	$ 2,974,878

Liabilities Subject to Compromise
Accounts Payable				$ 169,940	$ 264,983
Accrued Expenses				382,331	458,090
Litigation Payable				3,100,310	3,100,310
Redeemable Series A Preferred Stock - 3,238 shares	273,800	273,800	323,800	323,800	323,800
Total Liabilities Subj. To Compromise	$ 273,800	$ 273,800	$ 323,800	$ 3,976,381	$ 4,147,183

Current Liabilities and Liabilities Subj. to Compromise	$ 3,366,124	$ 3,766,906	$ 5,234,580	$ 7,369,881	$ 7,122,061

Long-Term Liabilities	1,748,592	1,720,340	1,697,546	1,567,226	1,527,470
Other Long-Term Liabilities				25,000	45,024
Total Liabilities	$ 5,114,716	$ 5,487,246	$ 6,932,126	$ 8,962,107	$ 8,694,555

Stockholder's Equity	$ 3,268,575	$ 4,034,571	$ 2,569,118	$ 1,937,812	$ 1,393,963

Total Liabilities and Stockholder's Equity	$ 8,383,291	$ 9,521,817	$ 9,501,244	$ 10,899,919	$ 10,088,518

[1] Approximately $1,050,000 of cash is restricted and consists of required reserves under Gaming Control Board Regulation 22.040.

From fiscal year 2002 to fiscal year 2004, AWI’s cash flow from operations has averaged over $1.4 million. In the eight-month period ending September 30, 2004, AWI produced negative operating cash flow primarily as a result of litigation judgment payments. The decrease in cash flow experienced in fiscal year 2004 is mostly attributable to the cash restriction requirement imposed by the Gaming Control Board Regulation 22.040. In December 2002, AWI was notified that its bonds covering the Gaming Control Board Regulation 22.040 cancelled effective

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March 1, 2003. In order to comply with the Regulation, AWI is required to set aside $1,050,000 in a certificate of deposit which is reflected as restricted cash on the balance sheet. The cash set aside is reflected in the fiscal year 2004’s cash flow from investment activities. In the eight-month period ending September 30, 2004, AWI’s total purchases of $430,542 in property and equipment resulted in negative cash flow from investment activities.

American Wagering, Inc.

Year Ending January 31 8 months
2001 2002 2003 2004 09/30/04

Cashflow from operations	$(546,001)	$1,771,510	$1,201,017	$1,329,616	$(687,075)
Cashflow from investing	(114,332)	(297,507)	(295,309)	(1,386,715)	(547,687)
Cashflow from financing	(204,701)	(154,248)	(194,103)	(159,359)	(13,987)

Net Increase in Cash	(865,034)	1,319,755	711,605	(216,458)	(1,248,749)

Cash at Beginning of Year	3,065,793	2,298,294	3,618,049	4,329,654	4,113,196
Cash at End of Year	2,200,759	3,618,049	4,329,654	4,113,196	2,864,447

AWI’s future cash flow will be impacted by the payment terms of the Imagineering and Racusin judgments. Over the past few years, AWI has foregone capital improvements as it operated as a going concern, with unsettled lawsuits. The payment amount due Imagineering judgment is $1,000,000 as of the effective date of AWI’s Plan of Reorganization. An initial payment of $320,000 is due on the effective date, with the remaining being paid over 24 months according to the terms of the Settlement Agreement, dated February 23, 2004. On June 20, 2003, the United States District Court entered a judgment in favor of Racusin for $1,328,764. Both Racusin and AWI have filed appeals subsequent to the judgment. Racusin has appealed the judgment amount to include interest from the date of the breach (May 1996). AWI has appealed the judgment pursuant to the provisions of the Bankruptcy Code seeking to subordinate the Racusin claim. On September 3, 2004, AWI reached a settlement agreement with Racusin to set payments terms for each potential outcome. The payment terms range as follows:

	AWI Wins “Subordination” Appeal	AWI Losses “Subordination” Appeal
Racusin Wins “Interest” Appeal	$2.8 Million in Cash	250,000 Shares of AWI Stock
Racusin Loses “Interest” Appeal	$1.32 Million in Cash	200,000 Shares of AWI Stock

As AWI pays off its liabilities owed to Imagineering and Racusin, management intends to begin the capital improvement projects that were foregone due to the pending litigations. The capital improvements include: 1) upgrading Leroy’s point-of-sale devises, 2) improving Leroy’s communications system and 3) adding more self-service terminals to the Leroy’s locations.

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Along with enhancing its exiting operations, AWI plans to explore several additional business segments that will require capital. The amount of capital expended on capital improvements and new business opportunities will depend on how much cash is available after paying operating costs and other AWI liabilities.

VALUATION

Business Value - Valuation Methodologies
We applied the Fair Market Value standard to determine the fair valuation of AWI’s business enterprise value. Fair Market Value is generally defined as the price at which assets would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of all relevant facts pertinent to the transaction as of a certain date. In applying our valuation, we treated AWI as a going concern as of the valuation date, October 31, 2003.

Using a combination of accepted valuation methodologies, discussed further below, the estimated value of the business as a going concern is approximately $14.2 million (see Exhibit 3).

When determining the business value of a company three different approaches can be used: Asset-based Approach, Market Approach, and the Income Approach.

Asset-based Approach
The Asset-based Approach assigns a value of a business taking the defined value of assets minus the defined value of the liabilities, which equals the defined value of the business equity. The defined value is determined by adjusting the book value of the assets and liabilities and restating them at the determined appropriate standard of value. There are a variety of values the appraiser could use to restate the financials, such as fair market value, investment value, intrinsic value, and fair value. Once the restated equity value is determined, the appraiser can apply appropriate discounts and premiums to determine final value, if applicable.

Market Approach

The Market Approach indicates the Fair Market Value of the Common Stock of a business by comparing it to publicly traded companies in similar lines of business. The conditions and prospects of companies in similar lines of business depend on common factors such as overall demand for their products and services. An analysis of the market multiples of companies engaged in similar businesses yields insight into investor perceptions and, therefore, the value of the subject company.

The Market Approach can be completed utilizing three methodologies: The Guideline Company Method, the Merger and Acquisition Method and the Market Capitalization Method. The Guideline Company Method applies an applicable multiple to the business’s selected financial metrics. A compilation of comparable public companies is completed to determine a multiple based upon prices at which stocks of similar companies are trading in a public market. The multiple is computed by dividing the price of the guideline company’s stock as of the valuation

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date by some relevant financial metric, such as sales or earnings before interest, taxes, depreciation and amortization (“EBITDA”). To illustrate:

XYZ Sales            = $16 million      Applicable Multiple = 1.25                                            Valuation = $20 million
XYZ Profits          = $ 4 million                                        Applicable Multiple = 5.00                                            Valuation = $20 million
XYZ Book Value = $30 million                                       Applicable Multiple = 0.66         Valuation = $20 million

The appraiser would choose the most relevant metric and the most comparable multiple in determining value. The appraiser considers company size, length of existence, or geographic location and disbursement, and determines that one metric may be more applicable than another. In other circumstances, it may be prudent to weight two or more metrics to calculate a more realistic and conservative multiple.

The Merger and Acquisition Method makes use of the same concept as the guideline company analysis, in that one relates the price at which the transaction took place to financial variables that affect value. In comparison, the guideline company analysis utilizes minority interest transactions, mostly in the public stock market, and are therefore, fully marketable. The merger and acquisition analysis employs data from transfers of controlling interests, usually the entire capital structure. Because the value determined reflects a controlling interest, if applicable, the appraiser will then apply a discount to better reflect the holding situation of the valued enterprise.

The Market Capitalization Method can be used to measure business value if the subject company has publicly traded equity securities. The equity market capitalization, computed by multiplying the number of outstanding shares by the market price, is added to the book value of interest bearing debt and other liabilities deemed relevant by the appraiser. Because the equity market capitalization value determined reflects a minority interest in the business enterprise, if applicable, the appraiser will then apply a premium to better reflect the holding situation of the valued enterprise.

Income Approach
According to corporate finance principles, the fair market value of an ongoing business is the present value of its expected cash flows. The Income Approach estimates fair market value based on the earnings and cash flow capacity of a business. The approach evaluates the present value of the future economic benefits that accrue to the investors in a business.

For the Income Approach we used the discounted cash flow methodology. A designated income stream is projected for future years and then discounted to reflect a value in today’s dollars. The income stream can be revenues, gross profits, net income, EBITDA, or some other cash flow that most accurately reflects the entity’s value. The projected income stream is calculated based upon assumed growth factors, as determined from comparable company analysis, industry analysis, and historical financial data.

The next step in the discounted cash flow approach is the valuation of cash flows generated in the period beyond the explicit forecast or the continuing period. We then used the Gordon Growth model to determine the terminal value of AWI.

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The Gordon Growth, or perpetuity model, is used to value a stream of cash flows when it can be reasonably assumed that these cash flows will continue indefinitely into the future at a consistent growth rate. The Gordon Growth model is represented as follows:

                                                                                                                                Free Cash Flow
                                                                                   Terminal  Value =  _______________________________

                                                                                                                  Discount Rate-Perpetual Growth Rate

In calculating the terminal value, a normalized available cash flow is estimated for the final year in the projection period. The cash flows are then capitalized using a rate calculated by subtracting the long-term expected annual growth rate for the stabilized year and thereafter from the discount rate. A present value factor, or discount rate, is then applied to both the capitalized terminal value and to each of the previous projection periods to derive an overall net present value, which represents the amount an investor would pay today for the rights to the future cash flows of the business.

As noted above, when applying the discounted cash flow method, the estimated cash flows to be generated by a business are discounted to their present value. This is equivalent to using a rate of return that reflects the relative risk of the investment, as well as the time value of money. This return can be the weighted average cost of capital (“WACC”) or a component of WACC, such as the cost of equity. WACC is calculated by weighing the required returns on interest bearing debt and common equity capital in proportion to the company’s capital structure.

After consideration of these approaches to value, the appraiser may apply a discount for lack of marketability and/or a premium for control as appropriate, to indicate Fair Market Value of a non-marketable, controlling interest in the business.

Discounts and Premiums
One of the fundamental assumptions underlying the application of discounts and premiums is that investors, buyers and sellers, are risk averse. Attributes that make an ownership interest more risky will tend to decrease its market value. Conversely, attributes that make an ownership interest less risky will tend to increase its market value. Valuation adjustments (i.e., discounts and premiums) are necessary to account for levels of risk associated with the ownership interest under valuation.

Control Premium
As noted previously, as part of the Guideline Company Method, comparable publicly traded companies are identified and applicable multiples are applied to the subject company’s selected financial metrics (i.e., revenue, EBIT, EBITDA, net income, discount rates, etc.). However, these comparables are based on minority interests held in these publicly traded businesses. When applying these minority interest-based comparables to a closely held company, a premium is generally added to the resulting value to reflect the greater control one has over a closely held company versus stock ownership in a publicly traded company.

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Determining the Estimated Value of AWI
For a business such as AWI, the Market Approach - Merger and Acquisition Method, the Market Capitalization Method and the Income Approach are generally preferable to the Asset-based Approach. The Asset-based Approach was considered, however it is used primarily for companies that are asset based (e.g. real estate) where personal services are not generally a major component of that business. Furthermore, the Asset-based Approach does not capture the going concern value of the business.

The Market Approach - Guideline Public Company Method was considered, however after analyzing publicly traded companies with the Standard Industrial Code numbers 7011 (hotels and motels), 7948 (racing, including track operation) and 7999 (amusement and recreation), it was determined, based primarily on the nature of the business operations of the subject companies, these companies were not comparable to AWI; therefore, the Market Comparable Method was deemed an inappropriate valuation measure.

Market Approach -Merger and Acquisition Method
To determine the business value of AWI using the Market Approach Merger and Acquisition Method we selected two comparable transactions detailed on Exhibit 5. The transactions chosen were GTECH Holdings Corporation’s acquisition of Interlott Technologies, Inc. and Scientific Games Corporation’s acquisition of MDI Entertainment, Inc. Interlott Technologies designs, manufactures and installs dispensing machines primarily for lottery operations and other industries. MDI Entertainment develops and markets entertainment-based games for the lottery industry. MDI also receives license and royalty fees on its promotions. We chose these transactions based on the similar nature of the guideline companies operations to CBS’ operations (design, manufacturing and support of computerized wagering systems). These transactions were selected as comparables based upon an analysis of all publicly available merged and acquired transaction data for companies with similar business operations to AWI.

After performing an analysis of EBITDA, EBIT and Revenues over the latest twelve month ending July 31, 2004, the following multiples, and business values were determined.

AWI Revenue = $11.73 million      Applicable Multiple =  1.23         Valuation = $14.42 million          Weight = 25%
AWI EBITDA = $ 1.34 million       Applicable Multiple =  5.5           Valuation = $  7.32 million          Weight = 50%
AWI EBIT       = $ 1.00 million       Applicable Multiple = 11.3          Valuation = $11.27 million          Weight = 25%

Our analysis produced a “high”, “median”, “mean” and “low’ multiple for each of these metrics. The “median” multiple was applied to determine AWI’s business value, as reflected above. Taking into consideration the nature of the business operations (manufacturing) of the guideline companies, we determined that the EBITDA multiple was a better value indicator than EBIT or Revenue and weighted the multiples accordingly (see Exhibit 4). Manufacturing businesses require more equipment and therefore, incur more depreciation expense than service oriented companies. By putting more emphasis on EBTIDA to value AWI’s business, we remove the difference between the level of depreciation expense incurred by AWI and the more manufacturing based guideline companies.

Page 11 of 15

We calculated the multiples using the latest twelve months (“LTM”) methodology. After considering the standard valuation methodologies, we determined that the LTM method was the best method to use to determine AWI’s business value.

Taking the above factors into account, we calculated the weighted revenue, EBIT and EBITDA multiples for the twelve month period ending July 31, 2004. Based on the market multiples and after adding a 36% control premium, we determined AWI’s business value to be approximately $13.7 million before adjusting the value for any benefits of net operating loss (“NOL”) carry forwards.

Market Approach -Market Capitalization Method
To determine the business value of AWI using the Market Approach - Market Capitalization Method, we added the market value of AWI’s common equity, par value of preferred stock, the principal amount of interest bearing debt and the value of certain litigation related liabilities (see Exhibit 9). The market value of AWI’s common equity was computed based on the market price of $.60 per share on November 26, 2004, multiplied by the number of shares outstanding. As this value represents a minority interest share in AWI, we added a 36% control premium (based on the median control premium from the comparable merger and acquisition transactions). In addition to adding the value of preferred stock and interest bearing debt, we added the liability relating to litigation against AWI by Imagineering Systems, Inc. Based on this methodology, we computed business value at $10.6 million before taking into account any benefits from NOL carry forwards.

Income Approach - Discounted Cash Flows
AWI management provided financial projections through the fiscal year ending January 31, 2010 for its existing business segments, Leroy’s and CBS and the new business segments, CSS and Ocean Sports. These projections, based on Management's estimates of future operating results, are summarized on Exhibit 7. For purposes of determining AWI’s discounted cash flows, the existing business were combined as presented on Exhibit 6A The discounted cash flows analysis of CSS and Ocean Sports are presented on Exhibit 6B and Exhibit 6C, respectively. The discounted cash flows of the new business segments were kept separate since the apparent risks associated with generating these revenues vary from the existing business. Higher discount rates are applied to project these cash flows to account for greater risk of uncertainty related to the CSS and Ocean Sports projections.

Utilizing the Income Approach, we adjusted EBIT for the effect of cash taxes, exclusive of the utilization of any carry-over NOL’s. EBIT was adjusted for cash taxes using an effective tax rate of 34% based on the Federal Tax Rate of 34% per AWI’s SEC filings. AWI’s earnings are not subject to State income taxes.

To determine the business value, a discount rate and terminal value rate were applied to the projected cash flows. To perform this analysis, we calculated a discount rate, based upon the WACC for the existing and new business segments.

In order to calculate the WACC, we calculated AWI’s after-tax cost of debt and cost of equity. Utilizing the Capital Asset Pricing Model (“CAPM”), we determined the cost of common equity

Page 12 of 15

of AWI business segments, which includes an adjustment for the estimated risk related to each business segment as follows:

Cost of Equity

Business Segment	Cost of Equity
Leroy’s and CBS	19.5%
CSS	33.5%
Ocean Sports	36.5%

The cost of preferred equity is 10% according to SEC filings. The after-tax cost of debt was determined to be 5.6%, taking into account the 8.43% interest rate AWI is paying on its debt. Weighing the above rates with a target capital structure based on certain publicly traded companies, we arrived at the weighted average cost of capital discount rates shown in the table below:

WACC Discount Rates

Business Segment	Cost of Equity
Leroy’s and CBS	16.0%
CSS	26.0%
Ocean Sports	28.0%

The above discount rates were used to value the cash flows associated with the existing and new business segments.

Performing the analysis utilizing the WACC as the discount rate requires adjusting after-tax income with the following items in order to determine free cash flows.
  Depreciation - We added back book depreciation, since this is an expense, which does not require a cash outflow.
  Interest - We added back interest expense, since the income approach measures value on cash flows before debt service.
  Capital Expenditures - We subtracted anticipated capital expenditures based on our assumption that future capital expenditures will equal depreciation.
  Working Capital - We adjusted cash flows for any increases or decreases in working capital under the assumption that required working capital will equal 10% of annual sales.

Page 13 of 15

Discounted cash flow analyses were performed for: 1) Leroy’s and CBS (Exhibit 6A), CSS (Exhibit 6B) and Ocean Sports (Exhibit 6C). The business enterprise value of AWI (exclusive of any benefits of NOL carry forwards) totals $14.2 million as shown below:

AWI’s Business Enterprise Value

Business Segment
Leroy’s and CBS	$9,387,100
CSS	1,926,700
Ocean Sports	2,874,100
Total	$14,187,900

Net Operating Loss Carry Forward Value
As of January 31, 2004, AWI had approximately $2.96 million of available net operating losses to offset future taxable income. We computed the tax shelter on future income based on the 34% Federal Income Tax Rate. We discounted the future tax shelter benefits (cash benefit) to the valuation date of December 1, 2004 at the cost of equity of 19.5%. The present value of the future tax shelter benefits is approximately $1.0 million (see Exhibit 10). This value is added to value results derived from the three previous discussed valuation methodologies.

SUMMARY

After analyzing the business values from the three valuation methodologies, we applied weightings to each method as shown in the table below and on Exhibit 3. The Income Approach - Discounted Cash Flow received a weighting of 55% as we believe this approach provides the most accurate measure of business value. The Market Approach - Merged and Acquired Company Method received a weighting of 20% as the guideline companies in this analysis, while having some similar operations to AWI, were not identical in business operations. The Market Approach - Market Capitalization Method was weighted at 25% given the fact that AWI’s common equity is thinly traded and the Company is currently in Chapter 11 bankruptcy. As the table below shows, the business value of AWI, based on the weightings of the three valuation methodologies and the value of the net operating loss carry forwards is $14.2 million.

Page 14 of 15

American Wagering, Inc.

Estimation of Business Enterprise Value:

                                                                                                                                    Weight      Value ($000)
Guideline Merged & Acquired Company Method                                                             20%           13,700
Discounted Cash Flow Method                                                                                        55%           14,200
Market Capitalilzation Method                                                                                          25%          10,600

Fair Market Value of Business Enterprise (Marketable, Control)                                                                                               13,200

    Plus:  Present Value of Net Operating Loss Carryforwards                                                                                                        1,000

Fair Market Value of Business Enterprise (Marketable, Control), NOL Adjusted                                                                     14,200

Based on the business values above and the adjustments to business value detailed on the table below, the implied equity value (on a weighted basis) is approximately $9.6 million.

American Wagering, Inc.

Estimation of Equity Value:

Guideline
Income Merged & Acquired Market
Approach Companies Capitalization [1] Weighted
Business Enterprise Valuation	$14,200,000	$13,700,000	$10,600,000	$13,200,000
Pvof Future Tax Benefits (NOL Carryforward)	1,000,000	1,000,000	-	750,000
Total Firm Value	$15,200,000	$14,700,000	$10,600,000	$13,950,000

Liabilities:
Interest Bearing Debt (Gross)	1,604,467	1,604,467	1,604,467	1,604,467
Imagineering Litigation	1,128,061	1,128,061	1,128,061	1,128,061
Total	2,732,528	2,732,528	2,732,528	2,732,528

Preferred Shareholders (valued at par)	1,416,200	1,416,200	1,416,200	1,416,200
Accrued Interest Owed to Preferred Shareholders [2]	204,169	204,169	204,169	204,169

Net Value (Common Equity)	$10,847,103	$10,347,103	$6,247,103	$9,597,103

[1] Under this method, the equity value is a true market value, therefore the implied enterprise value will equal only the market value of equity plus the par value of the preferred shares, interest bearing debt and the Imagineering litigation. The value of the NOL is reflected in the market value of equity.

[2] Interest owed to preferred shareholders is accrued through December 2004.

Our report is based on information and records provided to us by AWI. We have not independently verified this information or validated these records.

Our procedures were limited to those described in the report. Information that we may receive subsequent to the date of this report may affect this analysis, and we reserve the right to modify our opinion, if necessary.

Page 15 of 15

                                                            Edward M. McDonough, CPA

                                                                          Senior Managing Director - Forensic and Litigation Services

                                                                          edward.mcdonough@fticonsulting.com

Phoenix office                                   Education and certification                                                Professional associations:
Two North Central Avenue               M.B.A. and B.S. Accounting - Arizona State University        American Institute of Certified Public Accountants
Suite 1200                                        Certified Public Accountant - Arizona and Nevada                Associate member - Appraisal Institute
Phoenix, Arizona 85004-2322          Certified General Real Estate Appraiser - Arizona                 Associate member - Association of Certified Fraud Examiners
Tel: 602.744.7155                            Certified Insolvency and Restructuring Advisor                      Member - American Bankruptcy Institute
Fax: 602.744.7110                                                                                                                       Associate member - American Bar Association and
                                                                                                                                                     Maricopa County Bar Association

Edward M. McDonough has been providing accounting, financial advisory and valuation services to clients for over twenty years. Ed has focused his practice on the Phoenix and Las Vegas markets and works on matters throughout the U.S. His industry experience includes the casino, insurance, hotel/resort, real estate, hi-tech, intellectual property, manufacturing, construction, transportation, broadcasting, telecom, restaurant, multi-level marketing, retail, golf, raw land, health care and service sectors.

Range of Experience

Bankruptcy
  Act as financial advisor to Creditors, Debtors, Equity Committees in both out of Court re-organizations and formal bankruptcy proceedings. Assisted those clients in analyzing valuation, cash flows, operations analysis, profit improvement, debt coverage ratios, debtor-in-possession financing, as well as assist in negotiations with other parties of interest relative to debt restructuring, debt/equity swaps, bankruptcy M&A and 363 asset sales and development of business plans.
  Provided expert witness testimony in bankruptcy cases involving confirmation hearings addressing plan feasibility, valuation, 1111(b)2 elections, preference analysis, solvency, liquidation analysis, fraudulent conveyance, interest rate issues, absolute priority, good faith and fair and equitable treatment, and the new value exception
  Served as Chapters 7 and 11 Trustee.
  Served as Court Appointed Examiner.
  Served as Court Appointed Receiver.
  Reorganization services have included credits ranging from $5 - 700 million throughout the Southwest and California.
  Industry experience includes Hi-tech, manufacturing, distribution, construction, telecom, transportation, casinos, hotel/resorts, golf course, restaurants, healthcare, multi-level marketing companies, service companies including professional service, real estate including office, apartment, retail, golf courses and raw land.
  Served as Distribution Trustee in compliance with a Plan of Reorganization.
  Reviewed cash disbursements to identify preference payments and potential fraudulent conveyance.
  Developed financial models incorporating market and financial data in the evaluation of proposed debt restructurings.
  Provide asset monitoring services for lender relating to their troubled loans.

1

Commercial Litigation
  Provided expert witness testimony including business valuations, lost profits, damage analysis, causation and liability analysis, and accounting related issues in commercial litigation and divorce actions. Industry experience includes casinos, insurance companies, hotel/resorts, real estate ventures including lease terminations, hi-tech, intellectual property, manufacturing, transportation companies, broadcasting, insurance companies, real estate ventures, health care and service business.
  Reviewed accounting and financial records of various companies for purposes of analyzing preference claims, check kiting schemes fraudulent conveyances allegations, state forfeiture actions and bankruptcy subordination claims
  Assisted legal counsel in analysis of audit practices and procedures relative to the application of GAAP for a publicly traded company.
  Reviewed construction budgets and developed an integrated computer-based cost tracking system relating to construction claims disputes.
  Assisted legal counsel in right-of-way condemnations, bankruptcy proceedings and contemplated partnership dissolution.
  Assisted legal counsel in preparation of damage claims relating to breach of construction contract.
  Served as Special Master in State District Court.
Real Estate
  Performed market and financial feasibility studies for apartment complexes, hotels, resorts, casinos, golf courses, vacation homes, residential and office condominiums, office complexes, retail development, planned communities, recreational vehicle parks, mixed use facilities and timeshare projects.
  Prepared operating cash forecasts for apartments, hotels, golf courses, resorts, marinas, and office developments and developed accounting/ control system for the operation of hotels, casinos, golf courses, apartments, retail development, timeshare projects, recreational vehicle parks and service oriented businesses.
  Reviewed financial and operating statistics in conjunction with the proposed acquisition of a national hotel chain.
  Reviewed the terms, conditions and performance measures of a hotel management company responsible for a major Florida resort.
  Performed operational reviews for various casinos, reviewing win percentages, mix of games/slots market position, cost containment as well as hotel/resorts and food and beverage operations.
  Responsible for the due diligence and valuation of $1 billion in performing real estate loans and non-performing real estate loans for the RTC in conjunction with a national structured sale transaction.

2

  Responsible for the due diligence and valuation of 580 assets with a book value of $94 million which included REO assets, performing and non-performing loans collateralized by real estate and personal property held by Secor Bank.
  Responsible for the initial asset valuation review of MeraBank FSB's $4.8 billion loan, REO and subsidiary portfolio for the RTC.
  Developed financial packages used to obtain project financing.
  Assisted a homebuilder in the review of various proposals relating to the disposition of a major operating division.
  Assisted in the negotiation and structuring of the leverage sale leaseback of a 400,000+ square foot office complex.
  Assisted in structuring the sale and joint ventures of a prime parcel (24 acres) of real estate in Southern California.
Valuation
  Performed Business Valuations for apartment complexes, limited partnership interests, hotels, resorts, golf courses, casinos, office complexes, retail development, industrial properties, timeshare projects, land development projects, various professional service companies, retailing establishments, intellectual property, wholesale/distributor, medical labs, and both construction and manufacturing companies.

Intellectual Property
  Provided damage analysis, loss profits, and reasonable royalty analysis in various Intellectual Property cases involving trademark, tradedress, copyrights and patent matters. These services also involved market assessments as well as market share analysis for the protected products.
Professional and Business History

PricewaterhouseCoopers LLP: Partner, Financial Advisory Services.

Paloma Corporation: Chief financial officer for the developer of a 4,800 acre master planned residential community including two championship golf courses and country club.

Ocean Resorts: Controller for the developer of a 150-room resort time share project.

Hotel Westcourt: Controller for a 300-room corporate/group hotel

Nu-West: Controller, Arizona Housing Division.

Pannell Kerr Forster: Senior Auditor and Consultant.

3

Articles and Speeches

Damages a Financial Assessment - Center for International Legal Studies, Cross Border Litigation and Dispute Resolution Conference

Business Valuation in Bankruptcy, Commercial Litigation and Family Practice - the State Bar of Arizona

Business Valuation Issues and Strategies - State Bar of Arizona: Fifth Annual Bankruptcy Symposium

Plans of Reorganization - State Bar of Arizona: Bankruptcy Symposium

Advanced Current Topics in Real Estate, Bankruptcy and Litigation - State Bar of Arizona

Single Asset Including Tax Issues - Association of Insolvency Accountant's Twelfth Annual Bankruptcy and Reorganization Conference

A Financial Workshop for Lawyers - Fifth Annual Bankruptcy and Litigation Practice in Arizona - Seminar; Section 1111(b)(2), A Practice Analysis and Application Corporate Counsel Division of the Maricopa County Bar Association

Feasibility Analysis and Plans of Reorganization - Sixth Annual Bankruptcy and Litigation Practice in Arizona seminar

Effective Use of Experts - Eighth Annual Bankruptcy and Litigation Practice in Arizona seminar

Casino Bankruptcy Issues - Fifteenth Annual Mississippi Bankruptcy Conference

Dealing Effectively with Fact and Expert Witnesses - Maricopa County Bar

Insolvency Bankruptcy and Restructuring - Seventeenth Annual Gaming Conference and Workshop

Expert Witness Testimony - National Institute of Trial Advocacy - Bankruptcy Section

Litigation Through the Eyes of the Expert Witness - Nevada State Bar Convention;

How to Persuade the Jury - American Bar Association Presentation:

Assessing the Value of Land Contributed to a Real Estate Joint-Venture Development - Coopers & Lybrand Real Estate Newsletter

Various Law Firm Presentations: Accounting Reviews, Valuation Analysis, Damage Theories

Strategies for Transitional Properties - Seminar for Valley Partners

Understanding the Current Credit Crunch - Seminar for Valley Partners

Business Issues to Address in Buying Companies Out of Bankruptcy, NEWS by the Association of Insolvency and Restructuring Advisors, December/January 2004. member

The Business Plan as an Instrument to Secure Financing, NEWS by the Association of Insolvency and Restructuring Advisors, August/September, 2003. member

Debtor in Possession Financing, NEWS by the Association of Insolvency and Restructuring Advisors, June/July, 2003. member

A Sale and Leaseback Case Study - Real Estate Finance, Spring 1989 - Association Associate

4

Edward M. McDonough
Trial Testimony

F. Rodgers Insulation Interiors, Inc. and Saddleback Insulation, Inc. v. Kenneth J. Sirls, The Sirls Family Trust, Kenneth James Sirls and Cynthia Lynn Sirls, Trustees and Does 1-100
Superior Court, Riverside County, Riverside, California, August 2004.

Sports Imaging of Arizona, L.L.C. v. The 1993 CKC Trust: Culley K and Jane Christensen, et.al.Superior Court, Maricopa County, Phoenix, Arizona July 2004.

SWTV Production Services, Inc., Debtor.
United States Bankruptcy Court, District of Arizona, May 2004.

MCW Brickyard Commercial, L.L.C.; 7th & Mill Parking Assessment, L.L.C., Debtors.
United States Bankruptcy Court, District of Arizona, March 2004.

Lincoln Pharmacy of Milford, Inc. dba Lincoln Discount Drugs, Claimant v. Advance PCS, Respondent. Before the American Arbitration Association, March 2004.

Richard Hammond and Susan Hammond, Claimants v. Smith Barney, Inc., Respondent.
National Association of Securities Dealers, Inc., NASD No. 98-01092, December, 2003

GTI Capital Holdings, LLC, debtor & G.H. Goodman Investment Companies, LLC, Debtor
United States Bankruptcy Court, District of Arizona, October 2003.

MATCO, Inc. Debtor
United States Bankruptcy Court, District of Arizona, September 2003

Artco Equipment Sales, Inc., Claimant v. Crafco, Inc., Respondent
American Arbitration Association, AAA No. 13 116 01041 2, May 2003

Casino America, Inc. v. Ed Ernst and Casino Magic Corp.
Circuit Court, Second Judicial District, Harrison County, Mississippi; November 2002

Arizona Ambulance of Tucson, Inc. dba Arizona Ambulance Transport
Before the Office of Administrative Hearings, May 2002

Harrah’s Operating Company, Claimant v. Robert K. Moses, Respondent
Before the American Arbitration Association; December 2001

Dominion Video Satellite, Inc. v. EchoStar Satellite Corporation
Before the American Arbitration Association; October 2001

As of September 2004

Edward M. McDonough
Trial Testimony

DIRECTV, Inc., a California corporation, Claimant v. Kelly Broadcasting Systems, Inc., a California corporation, Respondent
Before the American Arbitration Association; June 2001

New Horizon Capital LLC, successor in interest to American Business Funding Corp., Debtor
Untied States Bankruptcy Court, District of Arizona; May 2001

Titan Motorcycle Company of America, Debtor
Untied States Bankruptcy Court, District of Arizona; February 2001

Baptist Foundation of Arizona, Inc., Debtor
Untied States Bankruptcy Court, District of Arizona; November 2000

Sentinel Trust Company and The GMS Group, Plaintiffs vs. 900 Capital Services, Inc.; Deet Investment Corp.; Ray & Ross Land Holdings, Inc.; Pacific Coast Investment Company, and Four Star Financial Services, L.L.C., Defendants
United States Bankruptcy Court, District of Nevada; September 1999

Anthony & Sylvan Pools Corporation vs. Exteriors, Inc., et al.
State of Nevada, District Court, Clark County, July 1999

Page Holiday Inn LP Associates, Debtor.
Untied States Bankruptcy Court, District of Arizona; April 1999

Thresa McDade, Feedback Plus, Claimant vs. Mark R. Edwards, Respondent
Before the American Arbitration Association; May 1998

Arimetco Inc., Debtor.
United States Bankruptcy Court, District of Arizona; April 1998

Patsy Marie Dosh and Kelley S. Spielberg, Plaintiffs vs. Alan Block, as Personal Representative of the Estate of Irving M. Block, Deceased, Defendants
State of Nevada, District Court, Clark County, January 1998

The Chainery, Inc., a Nevada Corporation vs. Boulevard Associates, a Nevada General Partnership
State of Nevada, District Court, County of Clark; January 1998

Quorum International Ltd. an Arizona General Partnership, an Arizona Corporation Debtor(s)
United States Bankruptcy Court, District of Arizona; August 1997; September 1997

Cheryl L. Litwin, Petitioner, and Leslie S. Litwin, Respondent
Superior Court of the State of Arizona, County of Maricopa; April 1997; May 1997

As of August 2004

Edward M. McDonough
Trial Testimony

NATIONAL OPERATING, L.P., a Delaware limited partnership, Petitioners v. JOHN L. HOLMES, an individual, Respondent
Before the American Arbitration Association; April 1997

Edge Learning Institute, Inc. vs. Fred Mills
United States District Court, Western District of Washington; September 1996

In re: Hotel Associates of Tucson, an Arizona limited partnership, Debtor.
United States Bankruptcy Court, District of Arizona; March 1995

Sharon Pattendien, Claimant vs. Thomas R. Trandal, D.D.S. and Trandall Professional Corp., Respondents.
Before the American Arbitration Association; April, 1995

In re: Jim O. Rhead and Karin Rhead, Debtors;
In re: Five Flags Hotel Corporation, an Arizona corporation, Debtor;
In re: Paragon Hotel Corporation, a Delaware corporation, Debtor;
In re: Page Holiday Inn Associates, an Arizona limited partnership, Debtor;
United States Bankruptcy Court, District of Arizona; February 1995

Prescott Woodlands Limited Partnership, an Arizona limited partnership, Debtor.
United States Bankruptcy Court, District of Arizona; June 1994; October 1994.

Valle Del Oro Investment Limited Partnership, an Arizona limited partnership, Debtor.
United States Bankruptcy Court, District of Arizona; June 1994.

In re the Marriage of James D. Harrison, Petitioner, and Patricia G. Harrison, Respondent.
Superior Court of the State of Arizona, County of Maricopa; January 1994

Par Associates Limited II, an Arizona limited partnership, Debtor
United States Bankruptcy Court, District of Arizona; July 1993.

System D, Inc. Debtor
United States Bankruptcy Court, District of Arizona; July 1993

Greenworld Nurseries, Inc., Debtor
United States Bankruptcy Court, District of Arizona; June 1993

In re: Orchard Partners, L.P., a Delaware limited partnership, Debtors.
United States Bankruptcy Court, District of Arizona; June 1993

HSD Venture, formerly known as Harbor Drive Venture, a California general partnership, Debtor.
United States Bankruptcy Court, Southern District of California; Various dates between March 1993 - December 1993

As of August 2004

Edward M. McDonough
Trial Testimony

Greyhound Real Estate Finance Company, an Arizona corporation, Plaintiff, vs. GWS, an Arizona general partnership, fka The Estes Co., an Arizona general partnership; RCP Investments, an Arizona general partnership, fka Estes Homes, an Arizona general partnership; The Guardian Construction Company, an Arizona general partnership; Guardian Development, Inc., an Arizona corporation; WJL Resources, Inc., an Arizona corporation; WE 7, Inc., an Arizona corporation; SHEDCO, Inc., an Arizona corporation; VCM, Inc., a Delaware corporation; John Joes 1-10; ABC Partnerships 1-10, and Black and White Corporations 1-10, Defendants.
Superior Court of the State of Arizona, County of Maricopa; September 1992

John Woodhall and Valleda Woodhall, Debtors.
Clinton D. Ray; Camilla Ray; and Leah Ray, Movant vs. John Woodhall and Valleda Woodhall, husband and wife, Respondents.
United States Bankruptcy Court for the District of Arizona; April 1992

The Central Lakes Partnership, an Arizona general partnership, Debtor.
United States Bankruptcy Court, District of Arizona; April 1992

Casa Serena Apartments Limited Partnership, Debtor.
Coast Federal Bank, Federal Savings Bank, Movant vs. Casa Serena Apartments Limited Partnership, Respondent.
United States Bankruptcy Court, District of Arizona; April 1992

Camelot Golf Club, Inc., Debtor.
United States Bankruptcy Court, District of Arizona; April 1992 - November 1992

TPOM Properties Limited Partnership, an Arizona limited partnership, Debtor.
United States Bankruptcy Court, District of Arizona; February 1992 - November 1992.

Crain & Associates Development Co., Inc. Debtor
United States Bankruptcy Court, District of Arizona; January 1992

Gust, Rosenfeld & Henderson, Plaintiff vs. The Prudential Insurance Company of America, Defendant.
Superior Court of the State of Arizona, County of Maricopa; November 1991; December 1991

In re: Goldriver Limited Partnership, a Nevada limited partnership, Debtor.
In re: Goldriver Finance Corporation, a Nevada corporation, Debtor.
Goldriver Limited Partnership, a Nevada limited partnership, Debtor and Debtor-in Possession, Movant vs. California Hotel and Casino, a Nevada corporation; and Valley Bank of Nevada, or any successor thereto, as Indenture Trustee for the holders of First Mortgage Bonds issued by Goldriver Finance Corporation, a Nevada corporation, Respondents.
United States Bankruptcy Court, District of Nevada; November 1991; January 1991

As of August 2004

Edward M. McDonough
Trial Testimony

Peter P. Liapis, et ux, etc., Plaintiffs vs. Western Technologies, Inc., etc., Defendants
Western Technologies, Inc., etc., Third Party Plaintiff vs. The Architects Group, Inc., etc.; et al., Third Party Defendants.
Superior Court of the State of Arizona, County of Mohave; November 1991

ECG Properties Limited Partnership - XI, an Arizona limited Partnership, Debtor
United States Bankruptcy Court, District of Arizona; October 1991

Alpine Ski Keller, Inc., an Arizona corporation, Debtor.
United States Bankruptcy Court, District of Arizona; September 1991

Red Leaf Corporation, an Arizona corporation, Debtor.
New West Federal Savings and Loan Association, a federally chartered savings and loan association, Movant vs. Red Leaf Corporation, an Arizona corporation, Respondent.
United States Bankruptcy Court, District of Arizona; June 1991

Strehlow Enterprises of Central Avenue, Inc., an Arizona corporation; Strehlow Enterprises of 19th Avenue, Inc., an Arizona corporation; Raymond F. Strehlow and Eleanor M. Strehlow, husband and wife; and Steven P. Strehlow and Mary Beth Strehlow, husband and wife, Plaintiffs, vs. Lynned Corp., an Arizona corporation; Stanley E. Frizzell and Denise Frizzell, husband and wife; Joseph E. Frizzell and Verla Frizzell, husband and wife; Harold Ziskin and Hadassah Ziskin, husband and wife; John Does I - X; Jane Does I - X; ABC Corporations I - X, XYZ Partnerships I - X, Defendants.
Superior Court of the State of Arizona, County of Maricopa; November 1990

Steven L. Vieths vs. Deborah Vieths.
State of Nevada, 8th Judicial District Court, County of Clark; October 1990

Pavilion Hotel, Inc., an Arizona corporation; Pavilion, Inc., an Arizona corporation; Coury Development, Inc., an Arizona corporation; Albert M. Coury; and William H. Coury, Plaintiffs vs. The Mutual Life Insurance Company of New York, a New York corporation, Defendant
Superior Court of the State of Arizona, County of Maricopa; April 1990

As of August 2004

Edward M. McDonough
Depositions

GTI Capital Holdings, LLC, debtor & G.H. Goodman Investment Companies, LLC, Debtor
RE: TRIAD and Registry Funds, United States Bankruptcy Court, District of Arizona, September 2004.

F. Rodgers Insulation et al. V Sirls, et al.
Superior Court, Riverside County, Riverside, California, July 2004

MCW Brickyard Commercial, L.L.C. and 7th and Mill Parking Assessment, L.L.C.., Debtors
United States Bankruptcy court, District of Arizona, February 2004

Sports Imaging v. The 1993 CKC Trust
Superior Court, Maricopa County, Phoenix, Arizona, July 2003

Levitz Plaza LLC, Debtor and Levitz Plaza LLC, a Nevada Liability Company, Plaintiff v. Key Bank National Association, a Foreign Corporation, Defendants
Untied States Bankruptcy Court, District of Nevada; May 2002

Diane G. Reed and John Litzler v. Heller Healthcare Finance f/k/a HCFP Funding, Inc., et. al.
United States Bankruptcy Court for the Northern District of Texas, Dallas Division; April 2002

Casino America, Inc. v. Ed Ernst and Casino Magic Corp.
Circuit Court, Second Judicial District, Harrison County, Mississippi; April 2002

Harrah’s Operating Company, Claimant v. Robert K. Moses, Respondent
Before the American Arbitration Association; December 2001

Dominion Video Satellite, Inc. v. EchoStar Satellite Corporation
Before the American Arbitration Association; October 2001

Max Gaming, LLC, Debtor
Untied States Bankruptcy Court, District of Nevada; October 2001

DIRECTV, Inc., a California corporation, Claimant v. Kelly Broadcasting Systems, Inc., a California corporation, Respondent
Before the American Arbitration Association; May 2001

Casino America, Inc. v. Ed Ernst and Casino Magic Corp.
Circuit Court, Second Judicial District, Harrison County, Mississippi; May 2001

As of September 2004

Edward M. McDonough
Depositions

Baptist Foundation of Arizona, Inc., Debtor
Untied States Bankruptcy Court, District of Arizona; April 2001

Titan Motorcycle Company of America, Debtor
Untied States Bankruptcy Court, District of Arizona; February 2001

Blue Cross Blue Shield of Michigan, a Michigan Non-profit Health Care Corporation v. AdvancedPCS formerly known as PCS Health Systems Inc., Defendant
United States District Court, District of Arizona; February 2001

W. Thomas Hickcox, an individual, Plaintiff v. D.R. Horton, Inc., a Delaware Corporation, Defendant
United States District Court, District of Arizona; October 2000

Compton Entertainment, Inc. LA-98-21047-EC adv. Duke Salisbury, Chapter 11 Trustee v. Rouben Kandilian AD-98-2972-EC and Official Committee of Unsecured Creditors v. David Patterson, Eugene C. Aragon, Kenny H. Zeidan, Michael Alayan, Tage Finn Eriksen, and Jose M. Rodriguez AD-98-2981-EC
United States Bankruptcy Court, Central District of California; September 2000

Capital Pacific Homes v. Silver Canyon Partnership, et. al.
State of Nevada, District Court, Clark County, March 14, 2000

The Helmer Company of Nevada v. Silver Canyon Partnership, et. al.
State of Nevada, District Court, Clark County, March 13, 2000

Pioneer Hotel, Inc., Debtor
United States Bankruptcy Court, District of Nevada; October 1999

Anthony & Sylvan Pools Corporation vs. Exteriors, Inc., et al.
State of Nevada, District Court, Clark County, June 10, 1999

Anthony & Sylvan Pools Corporation vs. Desert Springs Pool & Spas, Inc., et al.
State of Nevada, District Court, Clark County, June 10, 1999

Sentinel Trust Company and The GMS Group, Plaintiffs vs. 900 Capital Services, Inc.; Deet Investment Corp.; Ray & Ross Land Holdings, Inc.; Pacific Coast Investment Company, and Four Star Financial Services, L.L.C., Defendants
United States Bankruptcy Court, District of Nevada; May, 1999

Casino America, Inc., Plaintiff vs. Ed Ernst and Casino Magic Corp., Defendants
Chancery Court of Harrison County, Mississippi; March 1998

The Chainery, Inc., a Nevada Corporation vs. Boulevard Associates, a Nevada General

As of August 2004

Edward M. McDonough
Depositions

Partnership
State of Nevada, District Court, County of Clark; December, 1997

Scottsdale Plaza Resort, L.L.C., an Arizona Limited Liability Corporation, Plaintiff  vs. Data Dimensions, Inc., a Delaware Corporation; John Does I-V; Black Partnerships I-V; White Corporations I-V, Defendants
United States District Court for the District of Arizona Phoenix Division; May 1997

Arimetco Inc., Debtor.
United States Bankruptcy Court, District of Arizona; April 1997

Cheryl L. Litwin, Petitioner, and Leslie S. Litwin, Respondent
Superior Court of the State of Arizona, County of Maricopa; April 1997

NATIONAL OPERATING, L.P., a Delaware limited partnership, Petitioners v. JOHN L. HOLMES, an individual, Respondent
Before the American Arbitration Association; March 1997

Quorum International Ltd. an Arizona General Partnership, an Arizona Corporation Debtor(s)
United States Bankruptcy Court, District of Arizona; January 1997; March 1997

James W. Vaughn Construction vs. HSD Venture, Reorganization Debtor
United States Bankruptcy Court, Southern District of California; September, 1996

Edge Learning Institute, Inc., a Washington corporation, Plaintiffs vs. Frederick M. Mills and Maria Mills, husband and wife, Defendants
United States District Court, Western District of Washington at Tacoma; May 28, 1996

Harrah's Jazz Company, Debtor
United States Bankruptcy Court, Eastern District of Louisiana; January 16, 1996

Central Arizona Irrigation and Drainage District, a municipal corporation of the State of Arizona, Debtor
United States Bankruptcy Court, District of Arizona; August, 1995

Karl Eller, Dan Mardian, Allen Rosenberg and Ralph Watkins, on behalf of themselves and as assignees, Plaintiffs vs. Earl Dallas Smith and Laura Smith, husband and wife; Bradford G. Smith and Catherine Smith, husband and wife, defendants.
Earl Dallas Smith and Laura Smith, husband and wife; Bradford G. Smith, a married man, counterclaimants, vs. Allen Rosenberg and Jane Doe Rosenberg, husband and wife; Karl Eller and Jane Doe Eller, husband and wife; Sun Ven Venture Capital Company, an Arizona general partnership; Dan Mardian and Jane Doe Mardian, husband and wife; Ralph Watkins and Jane Doe Watkins, husband and wife; Counterdefendants.

As of August 2004

Edward M. McDonough
Depositions

Earl Dallas Smith and Laura Smith, husband and wife; Bradford G. Smith, a married man, Third-Party Plaintiffs vs. Allen Rosenberg, and Jane Doe Rosenberg, husband and wife; Karl Eller and Jane Doe Eller, husband and wife; Sun Ven Venture Capital Company, an Arizona general partnership; Dan Mardian and Jane Doe Mardian, husband and wife; Ralph Watkins and Jane Doe Watkins, husband and wife, Third Party Defendants.
Superior Court of the State of Arizona, Maricopa County; May, 1995

In re: Hotel Associates of Tucson, an Arizona limited partnership, Debtor.
United States Bankruptcy Court, District of Arizona; March, 1995

Sharon Pattendien, Claimant vs. Thomas R. Trandal, D.D.S. and Trandall Professional Corp., Respondents.
Before the American Arbitration Association; March 10, 1995

Baby Grand Corp., a Nevada corporation, d/b/a/ Maxim Hotel & Casino, Debtor
Baby Grand Corp., a Nevada corporation, d/b/a/ Maxim Hotel & Casino, Plaintiff vs.
Bank One, Arizona, N.A., successor-by-merger to Valley National Bank of Arizona, Defendant
United States Bankruptcy Court, District of Nevada, April 1994

Carson Construction Company, Inc. dba Walking L Trucking, Plaintiff vs. BCW, Inc. dba Sunward Materials; John Does 1-10; and ABC Corporations 1-10, Defendant.
BCW, Inc., dba Sunward Materials, Counterclaimant vs. Carson Construction Company, Inc. dba Walking L Trucking, Counterdefendant
Superior Court of the State of Arizona, County of Maricopa; May, 1993

HSD Venture, formerly known as Harbor Drive Venture, a California general partnership, Debtor.
United States Bankruptcy Court, Southern District of California; Various dates between March, 1993 - December, 1993

Sixteenth Street Partners, Debtor.
United States Bankruptcy Court, District of Arizona; March 1992

Gust, Rosenfeld & Henderson, Plaintiff vs. The Prudential Insurance Company of America, Defendant.
Superior Court of the State of Arizona, County of Maricopa, November, 1991 - December, 1991

In re: Goldriver Limited Partnership, a Nevada limited partnership, Debtor.
In re: Goldriver Finance Corporation, a Nevada corporation, Debtor.
Goldriver Limited Partnership, a Nevada limited partnership, Debtor and Debtor-in Possession, Movant vs. California Hotel and Casino, a Nevada corporation; and Valley Bank of Nevada, or any successor thereto, as Indenture Trustee for the holders of First Mortgage Bonds issued by Goldriver Finance Corporation, a Nevada corporation, Respondents.
United States Bankruptcy Court, District of Nevada; November, 1991; December, 1991

As of August 2004

Edward M. McDonough
Depositions

Red Leaf Corporation, an Arizona corporation, Debtor.
New West Federal Savings and Loan Association, a federally chartered savings and loan association, Movant vs. Red Leaf Corporation, an Arizona corporation, Respondent.
United States Bankruptcy Court, District of Arizona; June, 1991

Pavilion Hotel, Inc., an Arizona corporation; Pavilion, Inc., an Arizona corporation; Coury Development, Inc., an Arizona corporation; Albert M. Coury; and William H. Coury, Plaintiffs vs. The Mutual Life Insurance Company of New York, a New York corporation, Defendant
Superior Court of the State of Arizona, County of Maricopa; April, 1990

As of August 2004

AMERICAN WAGERING, INC.
EXHIBIT 2
DOCUMENTS REVIEWED

In completing our report, the principal sources of information relied upon included, but were not limited to:

     1.     American Wagering, Inc. SEC Form 10-KSB for the fiscal years ended January 31, 2000 through January 31, 2004

     2.     American Wagering, Inc. SEC Form 10-Q for the quarterly periods from October 31, 2003 through July 31, 2004

     3.     American Wagering, Inc. unaudited financial statements year-to-date as of September 30, 2004

     4.     Projections prepared by management for Leroy’s Horse & Sports Place, Computerized Bookmaking Systems, Contest Sports Systems, Inc. and Ocean
             Sports, Inc. for the fiscal years ended January 31, 2005 through January 31, 2010

     5.     Our own research into general economic conditions and the industry in which American Wagering operates

     6.     Market research and analysis of somewhat comparable public companies and recent acquisition transactions

     7.     Interviews with Company management and staff

     8.     Information related to costs of capital for both debt and equity

     9.     Other data pertinent to our analysis

1

EXHIBIT 3
AMERICAN WAGERING, INC.
FAIR MARKET VALUE - BUSINESS ENTERPRISE
AS OF DECEMBER 1, 2004

Exhibit Weight $000

Guideline Merged & Acquired Company Method	4	20.0%	13,700

Discounted Cash Flow Method	6A, 6B, 6C	55.0%	14,200

Market Capitalization Method	9	25.0%	10,600

Fair Market Value of Business Enterprise (Marketable, Control)			13,200

Plus: Present Value of Net Operating Loss Carryforwards	10		1,000

Fair Market Value of Business Enterprise (Marketable, Control), NOL Adjusted			14,200

EXHIBIT 4
AMERICAN WAGERING, INC.
GUIDELINE MERGED & ACQUIRED COMPANY METHOD
VALUATION SUMMARY
AS OF DECEMBER 1, 2004

Indicated Indicated
American Wagering, Inc. Guideline Company Multiples Selected MVIC MVIC
Fundamental $000 Low High Mean Median Multiple[a] $000 Weight $000

EBIT
Latest 12 Months as of 07/31/04	994	10.4	12.3	11.3	11.3	11.3	11,270	25%	2,818

EBITDA
Latest 12 Months as of 07/31/04	1,336	5.4	5.6	5.5	5.5	5.5	7,324	50%	3,662

Revenues
Latest 12 Months as of 07/31/04	11,732	1.08	1.38	1.23	1.23	1.23	14,424	25%	3,606

                                                                                                                      Non-Controlling Value of Business Enterprise                        10,085
                                                                                                                      Control Premium [b]                                                                      36%
                                                                                                                      Implied Fair Market Value of Business Enterprise                 13,700
_________________________________________________________________________________________________________________________

[a] The median multiples of the guideline companies were used to determine the EBIT, EBITDA and Revenues Multilpes
[b] See Median Control Premium on Exhibit 5.

EXHIBIT 5
AMERICAN WAGERING, INC.
GUIDELINE MERGED & ACQUIRED COMPANY METHOD
AS OF DECEMBER 1, 2004

Implied Control Latest Transaction Multiples:
Date Percent Premium Period Value Revenues EBIT EBITDA MVIC / LTM
Target Target Acquirer Acquired Acquired (%) Financials ($000) ($000) ($000) ($000) Revenues EBIT EBITDA Business Description

Interlott Technologies, Inc.	Manufactures vending machines for instant lottery tickets	GTECH Holdings Corp.	9/18/03	100%	24.2%	6/30/03	75,477	54,662	7,253	14,009	1.38	10.4	5.4
MDI Entertainment, Inc.	Holds lottery rights for properties to market state lotteries	Scientific Games Corp.	1/23/03	92%	47.1%	9/30/02	18,360	17,031	1,496	3,294	1.08	12.3	5.6

HIGH					47.1%						1.38	12.3	5.6
MEAN					35.7%						1.23	11.3	5.5
MEDIAN					35.7%						1.23	11.3	5.5
LOW					24.2%						1.08	10.4	5.4

Sources: Bloomberg, Mergerstat, company press releases and Securities and Exchange Commission filings.

EXHIBIT 6A
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD-LEROY'S HORSE & SPORTS PLAY AND COMPUTERIZED BOOKMAKING SYSTEMS
AS OF DECEMBER 1, 2004

Projected Fiscal Years Ending January 31: Terminal
Fiscal Years: (in $000's) 2004 2005 2006 2007 2008 2009 2010 Year

Revenues	10,925,434	12,325,238	12,869,511	13,163,628	13,640,773	14,136,377	14,651,214

Pre-Tax Income		837,081	1,552,610	1,787,839	1,924,693	2,069,666	2,223,231
add: Interest Expense		8,233	7,409	7,039	7,250	7,468	7,692
	Earnings Before Interest & Taxes (EBIT)	845,314	1,560,020	1,794,878	1,931,943	2,077,133	2,230,923
	Marginal Tax Rate	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
	Debt-Free Net Income (DFNI)	557,907	1,029,613	1,184,619	1,275,082	1,370,908	1,472,409	1,516,581
	add: Depreciation & Amortization	156,207	160,893	165,720	170,691	175,812	181,086	181,086
	less: Net Investment Expense	(156,207)	(160,893)	(165,720)	(170,691)	(175,812)	(181,086)	(181,086)
	less: Increases in Working Capital [a] Working Capital % = 10%	(139,980)	(54,427)	(29,412)	(47,714)	(49,560)	(51,484)	(53,028)
	Debt-Free Cash Flow (DFCF)	417,927	975,186	1,155,208	1,227,368	1,321,347	1,420,925	1,463,553

	Adjusted Debt-Free Cash Flow [b]	69,654

	WACC 16.0%
	Months Into First Projected Year	10
	Periods Beyond Valuation Date	0.08	0.67	1.67	2.67	3.67	4.67
	Discount Factor	0.988	0.906	0.781	0.673	0.580	0.500

	Present Value Interim DFCF	68,798	883,314	902,049	826,203	766,781	710,833

                                                                                             Present Value Sum Interim DFCF                                                                             4,157,978

TERMINAL VALUE (in $000's)

                                                                                                    Terminal Value = E1 / (D - g)
                                                               E1 =     1,463,553                                                      Terminal Year Cash Flow
                                                               D =            16.0%                                                      Present Value Discount Rate
                                                            g =               3.0%                                                      Growth Rate

Indicated Terminal Value                                                                           11,258,100
Periods Beyond Valuation Date                                                                      5.17
Present Value Factor                                                                                                                                                                                               0.464
                                                                             Present Value Indicated Terminal Value                                                                           5,229,163

                                                                       Total Present Value of Business Enterprise (rounded)                                                     9,387,100

[a] Working capital as a percentage of revenues is 10%.
[b] Adjusted debt-free cash flow for time remaining between the valuation date and fiscal year ending January 31, 2005.

EXHIBIT 6B
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD-CONTEST SPORTS SYSTEM
AS OF DECEMBER 1, 2004

Projected Fiscal Years Ending January 31: Terminal
Fiscal Years: (in $000's) 2006 2007 2008 2009 2010 Year

Revenues		220,500	803,520	1,590,000	2,328,000	3,348,000

Pre-Tax Income		(37,800)	(6,480)	91,500	277,200	466,200
add: Interest Expense		63,000	226,800	487,500	720,000	990,000
Earnings Before Interest & Taxes (EBIT)		25,200	220,320	579,000	997,200	1,456,200
Marginal Tax Rate		34.0%	34.0%	34.0%	34.0%	34.0%
Debt-Free Net Income (DFNI)		16,632	145,411	382,140	658,152	961,092	989,925
add: Depreciation & Amortization							-
less: Net Investment Expense		-	-	-	-	-	-
less: Increases in Working Capital [a] Working Capital % = 10%		(22,050)	(58,302)	(78,648)	(73,800)	(102,000)	(105,060)
Debt-Free Cash Flow (DFCF)		(5,418)	87,109	303,492	584,352	859,092	884,865

WACC	26.0%
Months Into First Projected Year
Periods Beyond Valuation Date		0.67	1.67	2.67	3.67	4.67
Discount Factor		0.857	0.680	0.540	0.429	0.340

Present Value Interim DFCF		(4,644)	59,262	163,867	250,409	292,176

                                                                                                      Present Value Sum Interim DFCF                                                                      761,070

_________________________________________________________________________________________________________________________

TERMINAL VALUE (in $000's)

                                                                                          Terminal Value = E1 / (D - g)
                                                                                 E1 =       884,865         Terminal Year Cash Flow
                                                                                 D =        26.0%            Present Value Discount Rate
                                                                                 g =         3.0%              Growth Rate

Indicated Terminal Value                                                                                                                                                                                          3,847,238
    Periods Beyond Valuation Date                                                                                                                                                                                     5.17
    Present Value Factor                                                                                                                                                                                                  0.303

                                                                                                   Present Value Indicated Terminal Value                                                          1,165,649

                                                                                                  Total Present Value of Business Enterprise (rounded)                                    1,926,700

[a] Working capital as a percentage of revenues is 10%.

EXHIBIT 6C
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD-OCEAN SPORTS
AS OF DECEMBER 1, 2004

Projected Fiscal Years Ending January 31: Terminal
Fiscal Years: (in $000's) 2006 2007 2008 2009 2010 Year

Revenues		1,515,811	2,200,003	2,310,029	2,379,330	2,450,710

Pre-Tax Income		(83,376)	470,242	598,519	901,564	1,102,761
add: Interest Expense		544,500	774,000	774,000	516,000	361,200
Earnings Before Interest & Taxes (EBIT)		461,124	1,244,242	1,372,519	1,417,564	1,463,961
Marginal Tax Rate		34.0%	34.0%	34.0%	34.0%	34.0%
Debt-Free Net Income (DFNI)		304,342	821,200	905,862	935,592	966,214	995,201
add: Depreciation & Amortization							-
less: Net Investment Expense		-	-	-	-	-	-
less: Increases in Working Capital [a]	Working Capital % = 10%	(151,581)	(68,419)	(11,003)	(6,930)	(7,138)	(7,352)
Debt-Free Cash Flow (DFCF)		152,761	752,781	894,860	928,662	959,076	987,849

WACC	28.0%
Months Into First Projected Year
Periods Beyond Valuation Date		0.67	1.67	2.67	3.67	4.67
Discount Factor		0.848	0.663	0.518	0.404	0.316

Present Value Interim DFCF		129,580	498,867	463,299	375,625	303,068

                                                                                                                      Present Value Sum Interim DFCF                                                   1,770,440
_________________________________________________________________________________________________________________________

TERMINAL VALUE (in $000's)

                                                                                                   Terminal Value = E1 / (D - g)
                                                                           E1 =         987,849           Terminal Year Cash Flow
                                                                           D =             28.0%           Present Value Discount Rate
                                                                           g =                3.0%           Growth Rate

Indicated Terminal Value                                                                                                                                                                                           3,951,395
    Periods Beyond Valuation Date                                                                                                                                                                                      5.17
    Present Value Factor                                                                                                                                                                                                    0.279

                                                                                                                     Present Value Indicated Terminal Value                                         1,103,652

                                                                                                                    Total Present Value of Business Enterprise (rounded)                    2,874,100

[a] Working capital as a percentage of revenues is 10%.

EXHIBIT 7
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD
CONSOLIDATED PROJECTED INCOME STATEMENTS FOR LEROY'S, CBS, CSS AND OCEAN SPORTS
AS OF DECEMBER 1, 2004

Historical Projected Fiscal Years Ended January 31:
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Revenues
Leroy's Horse & Sports Play	$7,717,047	$6,723,654	$6,711,181	$6,840,676	$7,630,991	$8,349,269	$8,714,945	$9,063,543	$9,426,084	$9,803,128
Computerized Bookmaking Systems	4,019,394	5,113,914	4,708,076	4,084,758	4,694,247	4,520,242	4,448,683	4,577,230	4,710,292	4,848,086
Contest Sports System						220,500	803,520	1,590,000	2,328,000	3,348,000
Ocean Sports, Inc.						1,515,811	2,200,003	2,310,029	2,379,330	2,450,710
Total Revenues	11,736,441	11,837,568	11,419,257	10,925,434	12,325,238	14,605,822	16,167,151	17,540,801	18,843,706	20,449,923

Location Costs
Leroy's Horse & Sports Play	4,100,496	3,771,813	3,996,338	4,182,514	4,481,658	4,616,108	4,754,591	4,897,229	5,044,146	5,195,470
Computerized Bookmaking Systems	497,853	1,005,110	939,135	643,658	915,379	796,633	741,942	764,201	787,127	810,740
Contest Sports System						45,000	129,600	285,000	420,000	576,000
Ocean Sports, Inc.						72,600	92,880	67,080	67,080	67,080
Total Location Costs	4,598,349	4,776,923	4,935,473	4,826,172	5,397,037	5,530,340	5,719,013	6,013,509	6,318,352	6,649,290

Gross Profit	7,138,092	7,060,645	6,483,784	6,099,262	6,928,201	9,075,482	10,448,138	11,527,292	12,525,354	13,800,633

Operating Expenses
Leroy's Horse & Sports Play	1,059,036	996,318	1,264,265	1,260,916	1,356,337	1,397,027	1,438,938	1,482,106	1,526,569	1,572,366
Computerized Bookmaking Systems	2,301,907	2,254,549	2,396,163	2,486,984	2,502,713	2,310,463	2,219,408	2,285,990	2,354,570	2,425,180
Contest Sports System						117,225	333,072	487,500	561,600	813,600
Ocean Sports, Inc.						754,715	532,881	523,926	537,786	552,062
Total Operating Expenses	3,360,943	3,250,867	3,660,428	3,747,900	3,859,050	4,579,430	4,524,298	4,779,521	4,980,524	5,363,208

CBS Amortization and Deprecation	235,909	230,028	119,542	133,961	156,207	160,893	165,720	170,691	175,812	181,086

Other (Income) Expense
Leroy's Horse & Sports Play
Interest Income	(5,312)	(919)	(757)	(8,656)	(12,493)	(12,868)	(13,254)	(13,651)	(14,061)	(14,483)
Interest Expense	-	2,045	2,367	-	-	-	-	-	-	-
Management Fee	1,036,002	928,873	942,449	850,710	1,055,671	1,087,341	1,119,962	1,153,561	1,188,167	1,223,812
Other (Income) Expense	11,500	15,090	(106)	39,957	35,969	37,048	38,160	39,304	40,484	41,698
Total Leroy's Horse & Sports Play	1,042,190	945,089	943,953	882,011	1,079,148	1,111,522	1,144,868	1,179,214	1,214,590	1,251,028
Computerized Bookmaking Systems
Interest Income	(29,613)	(27,308)	(22,440)	(10,059)	(3,841)	(3,457)	(3,284)	(3,382)	(3,484)	(3,588)
Interest Expense	-	6,759	9,328	11,479	8,233	7,409	7,039	7,250	7,468	7,692
Management Fee	406,320	778,117	942,449	850,710	908,424	904,048	889,737	915,446	942,058	969,617
Other (Income) Expense	(1,510,208)	(8,163)	71,439	493	(1,239)	(1,115)	(1,060)	(1,091)	(1,124)	(1,158)
Total Computerized Bookmaking Systems	(1,133,501)	749,405	1,000,776	852,623	911,576	906,886	892,432	918,222	944,918	972,562
Contest Sports System
Interest Income						-	-	-	-	-
Interest Expense						63,000	226,800	487,500	720,000	990,000
Management Fee						33,075	120,528	238,500	349,200	502,200

EXHIBIT 7
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD
CONSOLIDATED PROJECTED INCOME STATEMENTS FOR LEROY'S, CBS, CSS AND OCEAN SPORTS
AS OF DECEMBER 1, 2004

Historical Projected Fiscal Years Ended January 31:
2001 2002 2003 2004 2005 2006 2007 2008 2009 2010

Other (Income) Expense						-	-	-	-	-
Total Contest Sports System	-	-	-	-	-	96,075	347,328	726,000	1,069,200	1,492,200
Ocean Sports, Inc.
Interest Income						-	-	-	-	-
Interest Expense						544,500	774,000	774,000	516,000	361,200
Management Fee						227,372	330,001	346,504	356,899	367,606
Other (Income) Expense						-	-	-	-	-
Total Ocean Sports, Inc.	-	-	-	-	-	771,872	1,104,001	1,120,504	872,899	728,806
Total
Interest Income	(34,925)	(28,227)	(23,197)	(18,715)	(16,334)	(16,324)	(16,538)	(17,034)	(17,545)	(18,071)
Interest Expense	-	8,804	11,695	11,479	8,233	614,909	1,007,839	1,268,750	1,243,468	1,358,892
Management Fee	1,442,322	1,706,990	1,884,898	1,701,420	1,964,095	2,251,837	2,460,227	2,654,011	2,836,325	3,063,236
Other (Income) Expense	(1,498,708)	6,927	71,333	40,450	34,730	35,933	37,100	38,213	39,359	40,540
Total Other (Income) Expense	(91,311)	1,694,494	1,944,729	1,734,634	1,990,724	2,886,354	3,488,628	3,943,940	4,101,608	4,444,597

CBS Building Revenue (Expenses)	(181,105)	129,080	104,857	116,311	99,641	(17,370)	(17,891)	(18,428)	(18,981)	(19,550)

Discountinued Operations
Leroy's Horse & Sports Play	17,008	1,516	(1,720,963)	(184,057)	(184,781)	-	-	-	-	-
Computerized Bookmaking Systems	(489,341)	(6,095)	269,055	567,345	-	-	-	-	-	-
Total Discountinued Operations	(472,333)	(4,579)	(1,451,908)	383,288	(184,781)	-	-	-	-	-

Pre-Tax Income
Leroy's Horse & Sports Play	1,532,333	1,011,950	(1,214,338)	331,178	529,068	1,224,612	1,376,549	1,504,994	1,640,780	1,784,264
Computerized Bookmaking Systems	1,446,780	997,807	626,372	651,188	308,013	327,998	411,291	419,699	428,886	438,967
Contest Sports System	-	-	-	-	-	(37,800)	(6,480)	91,500	277,200	466,200
Ocean Sports, Inc.	-	-	-	-	-	(83,376)	470,242	598,519	901,564	1,102,761
Total Pre-Tax Income	$2,979,113	$2,009,757	$ (587,966)	$ 982,366	$ 837,081	$1,431,435	$2,251,601	$2,614,712	$3,248,430	$3,792,192

EXHIBIT 8
AMERICAN WAGERING, INC.
DISCOUNTED CASH FLOW METHOD
PRESENT VALUE DISCOUNT RATE
AS OF DECEMBER 1, 2004

COST OF EQUITY:

Capital Asset Pricing Model (CAPM): Leroy's and CBS CSS Ocean Sports Source:
Ke = Rf + {Beta x (ERP)} + SP + alpha
Rf = Current Risk Free Rate of Return (20yr T-Bond) 4.79%					4.79%		4.79%	Federal Reserve Statistical Release H.15, November 1, 2004
ERP =Long-Term Equity Risk Premium			7.20%		7.20%		7.20%	SBBI Valuation Edition: 2004 Yearbook.
Beta			0.79		0.79		0.79	Ibbotson Associates Cost of Capital 2004.
SP = Long-Term Equity Risk Premium			4.01%		4.01%		4.01%	SBBI Valuation Edition: 2004 Yearbook, p. 248.
alpha			5.00%		19.00%		22.00%	FTI Estimate

			19.5%		33.5%		36.5%

COST OF PREFERRED STOCK:

Total After-Tax Cost of Preferred Stock			10.0%		10.0%		10.0%	American Wagering 10KSB, 2004

COST OF DEBT:

Composite Corporate Bond Rates								Source:
Moody's Aaa Rated			5.41%		5.41%		5.41%	Federal Reserve Statistical Release H.15, November 1, 2004
Moody's Baa Rated			6.41%		6.41%		6.41%	Federal Reserve Statistical Release H.15, November 1, 2004
Company Specific Cost of Debt			8.43%		8.43%		8.43%	American Wagering 10KSB, 2003-2004

Prime Rate			4.75%		4.75%		4.75%	Federal Reserve Statistical Release H.15, November 1, 2004

Total Pre-Tax Cost of Debt			8.43%		8.43%		8.43%

Marginal Tax Rate		34.0%

Total After-Tax Cost of Debt			5.6%		5.6%		5.6%

COST OF CAPITAL:
Capitalization Rate Weighted Rate Rate Weighted Rate Rate Weighted Rate
Debt	20.0%	5.6%	1.1%	5.6%	1.1%	5.6%	1.1%	Guideline Publicly Traded Companies
Preferred Equity	10.0%	10.0%	1.0%	10.0%	1.0%	10.0%	1.0%	Guideline Publicly Traded Companies
Common Equity	70.0%	19.5%	13.6%	33.5%	23.4%	36.5%	25.5%	Guideline Publicly Traded Companies

Weighted Average Cost of Capital			15.8%		25.6%		27.7%

Present Value Discount Rate 16.0% 26.0% 28.0%

EXHIBIT 9
AMERICAN WAGERING, INC.
IMPLIED BUSINESS ENTERPRISE VALUE
AS OF DECEMBER 1, 2004

Equity Market Capitalization
Price Per Share @ 11/26/04 [a]	$0.60
Shares Outstanding [b]	7,897,946
Equity Market Capitalization (Minority, Marketable)		4,739
Plus: Control Premium @	36%[c]	1,706
Equity Market Capitalization (Control, Marketable)		6,445

Interest Bearing Debt [d]		1,604
Imagineering Litigation [d]		1,128
Plus Preferred Shares [d]		1,416

Implied Fair Market Value of Business Enterprise		10,600

[a] Source: Yahoo!Finance.
[b] Source: American Wagering, Inc. SEC Form 10-QSB for the quarterly period ended July 31, 2004.
[c] See Median Control Premium on Exhibit 5.
[d] Source: American Wagering, Inc. Unaudited Balance Sheet as of September 30, 2004.

EXHIBIT 10
AMERICAN WAGERING, INC.
NET OPERATING LOSSES (NOLs)
AS OF DECEMBER 1, 2004

Projected
Fiscal Years: (in $000's) 2005 2006 2007 Total

Net Operating Loss Carryforwards (NOLC)	2,961

Pre-Tax Income		837	1,431	2,252	4,520

Pre-Tax Income Offset by NOLC		837	1,431	692	2,961
Tax Shelter [a]		285	487	766	1,537

Adjusted Pre-Tax Income [b]		47

Cost of Equity - Discount Rate	19.5%

Months Into First Projected Year		10
Periods Beyond Valuation Date		0.08	0.67	1.67
Discount Factor		0.985	0.888	0.743

Present Value Interim DFCF		47	432	569

Present Value Sum NOLs (rounded) 1,000

[a] Assumes taxes at 34 percent of pre-tax income.

[b] Adjusted pre-tax income for time remaining between the valuation date and fiscal year ending January 31, 2005.

EXHIBIT 11
AMERICAN WAGERING, INC.
FINANCIAL PROJECTION ASSUMPTIONS

Leroy’s:
Revenues:  Gross wagering revenues increased by 3.6% in FY 2003 and by .7% in FY 2004. These revenues are projected to grow by 6.4% from FY 2004 to FY 2005, based on an expected fourth quarter growth of 8% from the prior year’s fourth quarter performance. Payouts in FY 2003 and FY
                        2004 averaged 92.59% and 92.75%, respectively, as a percentage of wagers.

Management projects total wagers (handle) will grow 8% in FY 2006 over FY 2005 levels due to opening of new locations in FY 2006. Payouts are projected at 92.69% of the wagered amount.

Gross wagering revenues are forecasted to increase 4% annually from FY 2007 through FY 2010, based on the assumption that casino traffic will continue to grow at modest levels. Consistent with the FY 2005 projections, payouts are projected at 92.69% for FY 2006 through FY 2010, yielding net wagering revenues (hold) of 7.31%.

Pari-mutual revenues are projected to grow by 2% in fourth quarter of FY 2005 from the prior quarter’s results. These revenues are expected to grow by 25% in FY 2006 due to the opening of two new locations, which will increase the Company’s pari-mutual operations to five. In FY 2007, pari-mutual revenues are expected to increase by 8.0%, before leveling off at a 4% annual increase from FY 2008 to FY 2010.

Leroy’s
Costs:
Fourth quarter expenses in FY 2005 over FY 2004, are projected to increase as follows:

                                                                                                   Increase
  Location Expenses
       Wages/Benefits                                                                  4.0%
       Other                                                                                 3.0%
  Operating Expenses
       Wages/Benefits                                                                  5.0%
       Other                                                                                 3.0%
  General and Administration                                                      4.0%
  Management Fees                                                                  10.0%
  Other Income                                                                          2.5%
  Other Expenses                                                                       2.5%

Location expenses including employee and other operating expenses are forecasted to grow 3% in FY 2006 through FY 2010.

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Other operating expenses, income and overhead expenses (including management fees) are also forecasted to increase by 3% annually for the remainder of the projection period.

CBS:
Revenues:       Overall, Computerized Bookmaking Systems (CBS) revenues have declined in the past two consecutive years. In FY 2004, CBS revenues declined by 13.2%, compared to a decline of 7.9% in FY 2003. All revenues for fourth quarter in FY 2005 are expected to be 2% higher than the results of fourth quarter in FY 2004. In future years, the categories of revenues grow at varying rates, and are therefore discussed separately in the paragraphs to follow.

Equipment Sales and Labor Charges - Systems sales are often non-recurring and cyclical in nature. Based on the level of recent installations and the limited market for new systems, management believes that sales will decline over the next three fiscal years. Equipment sales are projected to further decline by 15% in FY 2006 and by 10% in FY 2007. Management anticipates the market for systems installations and sales will pick up and forecast revenue growth of 3% in FY 2008 through FY 2010 as casinos replace aging systems.

Labor charges are forecasted to grow consistent with equipment sales, as they relate to system installation.

Maintenance Fees - Maintenance fees are expected to grow by 3.0% annually as aging systems will require more maintenance.
Spare Parts - Sales of spare parts are expected to also increase due to the aging of systems in the marketplace. Spare parts sales are projected to grow at 2%, 3%, 4%, 5% and 6%, from FY 2006 through FY 2010, respectively.

Ticket Paper - Sales are projected to grow 2% annually throughout the projection period representing a combination of price increases (inflation) and anticipated growth in the number of wagers at the locations serviced by CBS.

Software Development - This revenue is derived from custom software installations. Software development revenues are forecast to decline by 10% in FY 2006 and FY 2007. During FY 2008 through FY 2010, software development sales are anticipated to grow at an annual rate of 2%.

Equipment Rentals and Party Sales - These sales, which represent about 1% of CBS Revenues, are expected to grow at a consistent rate of 2% annually from FY 2006 through FY 2010.

CBS Costs:     For the month of October, CBS expenses are grown at 1% above the monthly average of the prior year’s third quarter. With the exception of management fees, all expenses in fourth quarter for FY 2005 are forecasted to increase 3% from the prior year’s fourth quarter. Management fees for the fourth quarter of FY 2005 are estimated at 20% of revenues.

During the period FY 2006 through FY 2010, expenses are grown at varying rates, and are therefore discussed by category in the following paragraphs.

Page 2 of 6

Cost of Sales: Equipment related cost of goods sold is forecasted at 50% of gross equipment sales throughout the projection period.

Cost of sales for ticket paper is forecasted to grow 3% annually.

Operating Costs: Wages and benefits, across all departments, are expected to decline by 10% in FY 2006 and by 5% in FY 2007. Labor costs are variable in nature and will fluctuate based on forecasted sales. In future years, they are expected to grow annually at 3% consistently with total sales. The cost of maintenance, across all departments, is forecast to grow at 3% annually. General operating expenses in each department are forecasted to decline by 2% in FY 2006 and FY 2007, and then increase thereafter by 3% annually, as equipment sales levels begin to pick up.

Depreciation and amortization is expected to grow at 3% annually from FY 2006 to FY 2010.

Other Income / Expenses: Management fees payable to the parent company are forecasted at 20% of total revenues. All other income / expense items are expected to decline by 10% and 5% in FY 2006 and FY 2007, respectively. Thereafter, these items are projected to grow at 3% annually.

CBS Rent
Revenue /
Expenses:       Building revenues are projected to grow by 2% in the fourth quarter of FY 2005. In future years, rental revenues increase 3% each year. Building expenses for the remainder of FY 2005 are projected to increase 3% the third quarter results. Rental expenses are projected to increase 3%
                        year-after-year due to inflation. Additionally, rental expenses were projected to increase $120,000 in FY 2006, based on the assumption that the
                        Company will have sold the building in an arm’s length transaction, and leased it back from the buyer at the start of FY 2006.

CSS
Revenues:      Contest Sports Systems (CSS) will launch non-gaming, contest-oriented kiosks throughout the marketplace beginning in FY 2006. By the end of
                        FY 2006, management anticipates that CSS will have 24 non-gaming kiosks on lease, and by the end of FY 2007, this number is expected to grow to 72. The number of non-gaming kiosks in operation is projected to be 125, 200 and 300 in FY 2008, FY 2009 and FY 2010,
                        respectively. Management projected CSS revenues on a per kiosk basis. Monthly revenues in FY 2006 and FY 2007 were projected monthly at
                        $1,200 per kiosk. This monthly average revenue amount per kiosk is expected to go down, as discounts are given to locations as they add more kiosks. The $1,200 amount per kiosk is reduced to $1,000 in FY 2008, $900 in FY 2009 and $850 in FY 2010.

CSS
Costs:             Management is of the opinion that the Company’s existing resources such as employees will be able to absorb most costs associated with operating CSS.

Page 3 of 6

                        However, the costs to operate Contest Sports Systems are projected to be conservative.

Location Costs: This category of costs includes general expenses and allocated expenses. In FY 2006, both general and allocated location expenses are estimated at $125 ($250 in total) each per month per kiosk. In FY 2007, the cost per kiosk is projected to decrease to $100 for each expense items ($200 in total per kiosk). As the number of kiosks per location increases, general location costs per kiosk will decrease to $90 in FY 2008, $75 in FY 2009 and $60 in FY 2010 based on management’s projections. Allocated location expenses, however, are projected to remain at $100 per kiosk.

Operating Costs: Wages and benefits expenses are estimated at 25% of revenues in FY 2006. In FY 2007 and FY 2008, wages and benefits expenses are estimated at 20% and 15% of revenues, respectively. For FY 2009 and FY 2010, the annual cost of wages and benefits is expected to decrease and stabilize at 10% of revenues.

General operating expenses are determined on a per kiosk basis, and are projected at $50, $40 and $30 monthly per kiosk from FY 2006 to FY 2008, respectively. General operating expenses in subsequent years are forecasted to cost $20 monthly per kiosk. General operating expenses are fixed in nature, and therefore, decrease on a per kiosk basis, as the number of kiosks in operations goes up.

General Administrative Costs: Annual wages and benefits expenses related to general administration are estimated as a percentage of revenues as follows:

                                                       Year         Percentage
                                                       2006         20.0% of revenues
                               2007        15.0% of revenues
                               2008-2010        10.0% of revenues

Other general administrative costs are projected on a per kiosk basis as follows:

                   Year         Per Kiosk
                                                       2006         $50 monthly
                               2007        $40 monthly
                               2008        $30 monthly
                               2009-2010        $20 monthly

CSS
Other
Income /
Expenses:       Other Income / Expenses include management fees and interest expense. Management fees are forecasted at 15% of revenues for the entire projection period. Interest expense represents the costs associated with financing the kiosks. CSS is currently financing the cost of each kiosk over a 3-year term. In FY 2006 and FY 2007, monthly interest costs are projected at $350 per kiosk. As CSS begins to generate cash flows, management expects it will be able to reduce

Page 4 of 6

                        the amount it borrows to pay for the costs of kiosk. Therefore, monthly interest costs are projected to go down to $325, $300 and $275 per kiosk from FY 2008 to FY 2010, respectively.

Ocean
Sports
Revenues:     Ocean Sports was established to open sports betting operations on Carnival Cruise Line ships. A six-month test market is currently underway on three ships. If the test pilot is a success, management believes that a sports betting operation will be added to all 86 Carnival Cruise Line ships by third quarter in FY2006.

Management projected gross wagering revenues for FY 2006 as follows:

Quarter	Monthly Gross Wagering Revenues	Ships In Operation	Total
I	$34,109	20	$2,046,540
II	27,132	50	4,069,800
III	41,860	86	10,799,880
IV	51,938	86	13,400,004
Total			$30,316,224

The payout amounts were projected at 95% of the wagered amount throughout the projection period. The projected net wagering revenues for FY 2006, for example, total $1,515,811, and are derived by multiplying 5.0% by the gross amount wagered of $30,316,224.

FY 2007 monthly gross wagering revenues per ship were forecasted to grow by 1% over FY 2006. The projected monthly gross wagering revenues from quarter one of FY2006 was grown by 10% and multiplied by three times the number of ships in operation to project gross wagering revenues for quarter one of FY2007. The same approach was applied to project the results of FY 2007 quarter two, three and four.

FY 2008 monthly gross wagering revenues were projected to grow by 5%, based on the prior year’s monthly average performance. Gross wagering revenues over the next two-year period are expected to increase by 3% annually.

Ocean Sports
Costs:             As in the case of CSS, management believes that the Company’s current resources can absorb most of the operations and administrative costs associated with Ocean Sports. For conservative purposes, the costs to operate Contest Sports Systems are included in the projections.

Location Costs: Both general expenses and allocated expenses incurred on location are projected at $50 and $45 monthly per ship in FY 2006 and FY 2007, respectively. General expenses per ship are expected to decline to $25 per month for the rest of the projection period, while allocated expenses are projected to be $40 per month.

Page 5 of 6

Operation Costs: Wages and benefit costs are estimated at 25.0% of net wagering revenues in FY 2006. Thereafter, these costs are forecasted to fluctuate at a rate of 10.0% of net wagering revenues. Other operating costs are projected at $40 and $45 monthly per ship in FY 2006 and FY 2007, respectively. By FY 2007, other operating expenses are expected to stabilize at a monthly cost of $30 per ship.

General Administrative Costs: Wages and benefits are projected at 20.0% of revenues in FY 2006. As revenues grow, this rate as a percentage of revenues is forecasted to decrease and stabilize at 10.0% beginning in FY 2007. Other monthly general administrative costs are projected at $50 and $45 per ship in FY 2006 and FY 2007 respectively. As revenues stabilize in future years, other general administrative costs remain at $30 a month per ship.

Other
Income /
Expenses:      Other Income / Expenses include two expense categories: management fees and interest expense. Management projected management fees at
                       15.0% throughout the projection period. The interest expense incurred to fund the equipment costs of each operation is estimated at $750 monthly per ship. This monthly cost is reduced to $500 per ship in FY 2009, and again in FY 2010 to $350 per ship, as principal on borrowings is paid down.

Page 6 of 6

EXHIBIT 12
AMERICAN WAGERING, INC.
LEROY'S HORSE & SPORTS PLACE
LIST OF LOCATIONS

	PER FTI REPORT OF 02/16/2004		DELETED	ADDED		CURRENT		TO BE ADDED

1	Gold Ranch Casino				1	Gold Ranch Casino
2	Nevada Palace				2	Nevada Palace
3	Silver Nugget				3	Silver Nugget	1	Add Pari-Mutuel Race - 02/2005 (1)
4	State Line Nugget				4	State Line Nugget
5	Avi Hotel & Casino				5	Avi Hotel & Casino	2	Add Pari-Mutuel Race - 02/2005 (1)
6	San Remo Las Vegas Casino				6	San Remo Las Vegas Casino
7	Slotworld				7	Slotworld
8	Hotel Nevada Gambling Hall				8	Hotel Nevada Gambling Hall
9	Sands Regency				9	Sands Regency
10	Skyline Restaurant & Casino				10	Skyline Restaurant & Casino
11	Red Garter Hotel/Casino				11	Red Garter Hotel/Casino
12	Stockmen's Hotel & Casino				12	Stockmen's Hotel & Casino
13	Pahrump Nugget Hotel & Gambling Hall				13	Pahrump Nugget Hotel & Gambling Hall
14	Carson Nugget				14	Carson Nugget
15	Ellis Island				15	Ellis Island
16	Bordertown Casino				16	Bordertown Casino
17	Nevada Landing				17	Nevada Landing
18	Rail City Casino	1	Rail City Casino
19	Saddle West				18	Saddle West
20	Pony Express				19	Pony Express
21	Riviera				20	Riviera
22	Sahara Hotel and Casino				21	Sahara Hotel and Casino
23	Sharkey's Nugget				22	Sharkey's Nugget
24	Tahoe Biltmore Lodge				23	Tahoe Biltmore Lodge
25	Silver Club Hotel/Casino				24	Silver Club Hotel/Casino	3	Add Pari-Mutuel Race - 02/2005 (1)
26	Fitzgeralds (Las Vegas)				25	Fitzgeralds (Las Vegas)
27	Four Queens				26	Four Queens
28	Barcelona				27	Barcelona
29	Red Lion Inn - Winnemucca				28	Red Lion Inn - Winnemucca
30	Red Lion Inn - Elko				29	Red Lion Inn - Elko
31	Railroad Pass				30	Railroad Pass
32	Silverton Hotel Casino				31	Silverton Hotel Casino
33	Hacienda				32	Hacienda
34	River Palms				33	River Palms
35	Eureka Casino				34	Eureka Casino
36	Golden Gate				35	Golden Gate
37	Fitzgeralds (Reno)				36	Fitzgeralds (Reno)
38	Ramada Express Hotel				37	Ramada Express Hotel
39	Tropicana Resort				38	Tropicana Resort
40	Lady Luck				39	Lady Luck
41	El Capitan Resort Casino				40	El Capitan Resort Casino
42	Truck Inn				41	Truck Inn
43	Topaz Lodge				42	Topaz Lodge
44	Magic Star	2	Magic Star

	PER FTI REPORT OF 02/16/2004		DELETED		ADDED		CURRENT		TO BE ADDED
45	Diamond's					43	Diamond's
46	Speedway Casino					44	Speedway Casino
47	Key Largo					45	Key Largo
48	Charlie Holder's					46	Charlie Holder's
49	Gold Rush Casino	3	Gold Rush Casino
50	Scoreboard Sports Bar					47	Scoreboard Sports Bar
				1	Alamo Travel Center (3)	48	Alamo Travel Center (3)
				2	Bonanza Inn and Casino	49	Bonanza Inn and Casino
				3	Casino Monte Lago	50	Casino Monte Lago
				4	Club Fortune Casino	51	Club Fortune Casino
				5	Comstock Nugget (3)	52	Comstock Nugget (3)
				6	Klondike Hotel/Casino	53	Klondike Hotel/Casino
				7	Klondike Sunset Casino	54	Klondike Sunset Casino
				8	Lake Mead Lounge	55	Lake Mead Lounge
				9	Silver Springs Nugget (3)	56	Silver Springs Nugget (3)
				10	Stagecoach Hotel/Casino	57	Stagecoach Hotel/Casino
				11	Sturgeon's Log Cabin (2)	58	Sturgeon's Log Cabin (2)
				12	Westward Ho Casino (2)	59	Westward Ho Casino (2)
				13	Winners Hotel and Casino (2)	60	Winners Hotel and Casino (2)
								4	Bighorn Casino - 02/2005 (1)
								5	Longhorn Casino - 02/2005 (1)
				(2)	Projected to Open in November 2004	(2)	Projected to Open in November 2004	6	Model T Casino - 02/2005 (1)
				(3)	Projected to Open in December 2004	(3)	Projected to Open in December 2004	7	Pioneer Crossing - 02/2005 (1)

50	As of February 16, 2004	3	Closed	8	Opened	55	Current Locations	7	Projected to be Added in 2005

(1) = Applications for these locations have been submitted to the State Gaming Control Board. While no assurances can be given, we have been told by the
         Investigations Divisions that these applications will be heard by the State Gaming Control Board and the Nevada Gaming Commission at the regularly scheduled meetings in January of 2005. As such, these locations can be opened in February of 2005.

(2) = The location has been licensed but is not currently operating. The projected opening date is November of 2004.

(3) = The location has been licensed but is not currently operating. The projected opening date is December of 2004.